EXHIBIT 4.21

Execution Version

                              SETTLEMENT AGREEMENT

      This Settlement Agreement (this "Agreement") is entered into effective as of July 28, 2004 ("Effective Date"), by and among P.N. Gerolymatos S.A., a corporation organized under the laws of Greece ("PNG"), Panayotis N. Gerolymatos of Kryoneri Attikis, Greece ("Mr. Gerolymatos"), Prana Biotechnology Limited, a corporation organized under the laws of Australia ("Prana"), The General Hospital Corporation, a not-for-profit corporation organized under the laws of Massachusetts, U.S.A. and doing business as Massachusetts General Hospital ("MGH"), Ashley I. Bush of Massachusetts, U.S.A. ("Dr. Bush"), Rudolph E. Tanzi of Massachusetts, U.S.A. ("Dr. Tanzi"), and Robert Cherny of Victoria, Australia ("Dr. Cherny") (each individually a "Party"; collectively, the "Parties").

                                   WITNESSETH

1. WHEREAS, Prana, MGH, and Drs. Bush, Tanzi, and Cherny filed suit against PNG and Mr. Gerolymatos in the United States District Court for the District of Columbia (Civil Action No. 1:01CV02052 TPJ) seeking to correct the inventorship of U.S. Patent Nos. 6,001,852 and 5,994,323.

2. WHEREAS, PNG filed several counterclaims in such suit and thereafter filed suit against Prana in the Multi-Judge Court of First Instance in Athens, Greece (No. 1678-1/1).

3. WHEREAS, PNG has opposed European Patent No. 0613560 in the name of the University of Melbourne, which is assigned to Prana, and Australian Patent Application Nos. 29981/99 (752236) and 65484/98 (748768) in the name of
      MGH, which are licensed by Prana.

4. WHEREAS, Prana has opposed Australian Patent Application No. 36324/97 (720643) in the name of PNG.

5. WHEREAS, the Parties desire to settle finally the disputes among them by entering into this Agreement, and to further the terms of such settlement, PNG and Prana have entered into a Patent Assignment and Settlement Agreement of even date herewith in the form set forth in Exhibit A (the "Patent Assignment Agreement"), a Patent Rights Security Agreement, of even date herewith in the form set forth in Exhibit B (the "Security Agreement"), and a Derivatives Agreement, of even date herewith in the form set forth in Exhibit C ("the Derivatives Agreement") (collectively, the "Transaction Documents"). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Patent Assignment Agreement.

                                  NOW THEREFORE

In view of the foregoing premises and the mutual covenants set forth herein, the Parties hereto agree as follows:

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Execution Version

1.    CONFIDENTIALITY

      1.1 Confidential Information. Confidential Information (as hereinafter defined) disclosed by a Party (the "disclosing Party") to another Party (the "receiving Party") shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for (a) regulatory approval of products developed by either Party or its Affiliates or for the filing, prosecution and maintenance of the Assigned Patent Rights by Prana or the PNG Assumed Patent Rights or PNG Patent Rights by PNG, or (b) exercise by Prana of its rights under Section 2.6 of the Patent Assignment Agreement), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

            (i) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

            (ii) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

            (iii) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party or its sublicensees; or

            (iv) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information.

Notwithstanding anything set forth herein to the contrary, this Section 1 shall not prohibit the receiving Party from disclosing Confidential Information of the disclosing Party(ies) that is required to be disclosed by the receiving Party to comply with applicable laws, governmental regulations or securities exchange rules and regulations, or to defend or prosecute arbitration or litigation with respect to this Agreement and the other Transaction Documents, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party(ies), and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure, including reasonably seeking confidential treatment with respect to or a protective order covering the information disclosed. Each Party agrees that the content of any announcements, press releases or other formal public statements concerning the transactions contemplated by this Agreement and the Transaction Documents will be determined by mutual agreement and consent of all the Parties, such agreement and consent not to be unreasonably withheld or delayed. No such approval will be necessary to the extent disclosure may be required by applicable laws, governmental regulations or securities exchange rules and regulations. In addition, Prana and PNG may disclose the general terms of this Agreement and the Transaction Documents and financial transactions thereunder, including payments and share issuances, and financial reports


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Execution Version

thereof, to bankers, analysts and investors and other financial advisors. Prana may disclose the existence of and terms of this Agreement and the other Transaction Documents to third parties in connection with the grant of rights associated with the Assigned Patent Rights and as required to comply with third party agreements.

      1.2 Employee and Advisor Obligations. The receiving Party agrees that it shall provide Confidential Information received from the disclosing Party only to its respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein.

      1.3 Term. All obligations of confidentiality imposed under this Section 1 shall expire upon expiration or termination of all payment obligations of the Parties under the Patent Assignment Agreement and Derivatives Agreement; provided that with respect to any Confidential Information identified as a trade secret at the time of disclosure, the obligations of confidentiality imposed under this Section 1 shall expire when such Confidential Information no longer qualifies as a trade secret.

      1.4 Definitions. For purposes of this Agreement,

            (a) "Affiliate" means any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.4, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

            (b) "Confidential Information" means (a) any and all materials, data or information, including without limitation, any and all concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable, that is (i) disclosed by the disclosing Party and (ii) if written, is marked "CONFIDENTIAL" or with other legend indicating it is confidential or proprietary in nature and, if orally or visually disclosed, the disclosing party has identified the information as confidential at the time it was disclosed and has delivered written notice to the receiving party within thirty (30) days of such disclosure confirming that the disclosing party considers such information to be confidential and subject to this Agreement; (b) the terms and conditions of this Agreement, the Patent Assignment Agreement, and the Derivatives Agreement; and (c) the terms and conditions of the Security Agreement, except to the extent such terms and conditions are required to be disclosed, as reasonably determined by PNG, to permit recordation of a form of security

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Execution Version

      agreement and financing statements, sufficient to perfect the granting of a security interest in the United States Patent and Trademark Office, the patent offices any applicable country, or the offices of any other applicable government entity in any applicable country.

2.    DISPUTE RESOLUTION

      2.1 Dismissal. The Parties agree to end all legal proceedings among them worldwide, including but not limited to litigations and patent oppositions regarding CQ and PQ and any related intellectual property rights (collectively, the "Litigation"). On the Effective Date, the Parties shall execute, and shall file within fourteen (14) days after the Effective Date, stipulations of dismissal in such litigations and patent oppositions in the forms set forth in Exhibits D, E, F, and G.

      2.2 Release. Each of Prana, MGH, and Drs. Bush, Tanzi, and Cherny hereby releases and forever discharges PNG and Mr. Gerolymatos, and any of their past and present officers, directors, trustees, employees, subsidiaries, predecessors, successors, parents, assigns, agents, attorneys, heirs, and representatives from any and all claims and/or counterclaims that (i) were brought or could have been brought in the Litigation or (ii) relate in any manner to the claims and/or counterclaims in the Litigation or to the inventorship of the Assigned Patent Rights and PNG Patent Rights. Each of PNG and Mr. Gerolymatos hereby releases and forever discharges Prana, MGH, and Drs. Bush, Tanzi, and Cherny and any of their past and present officers, directors, trustees, employees, subsidiaries, predecessors, successors, parents, assigns, agents, attorneys, heirs, and representatives from any and all claims and/or counterclaims that (i) were brought or could have been brought in the Litigation or (ii) relate in any manner to the claims and/or counterclaims in the Litigation or to the inventorship of the Assigned Patent Rights and PNG Patent Rights. The Parties agree that the foregoing releases shall not prohibit or in any way limit any Party's ability to enforce the obligations created by this Agreement or the other Transaction Documents.

      2.3 Inventorship. Within thirty (30) days after the Effective Date, Prana shall elect a neutral third party patent attorney on behalf of the Parties (choice of attorney subject to reasonable approval by PNG) to evaluate inventorship of the inventions of the Assigned Patent Rights covering or relating to CQ. If, in the opinion of the third party patent attorney inventorship correction is necessary, Prana, with cooperation from the other Parties, shall correct such inventorship on the relevant patent records, patents and patent applications. Each Party shall cooperate with the other Parties and the third party patent attorney and provide reasonable assistance and information to the other Parties and the third party patent attorney in connection with such inventorship evaluation and correction. The cost of the third party inventorship evaluation shall be shared equally by Prana and PNG. The outcome of any inventorship evaluation pursuant to this Section shall not affect the applicability or enforceability of any of the terms of this Agreement or the Patent Assignment Agreement or Prana's ownership of the Assigned Patent Rights or PNG's ownership of the PNG Patent Rights or MGH's rights pursuant to the License Agreement between MGH and Prana dated January 1,2001 and any amendments thereto.

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Execution Version

      2.4 Arbitration. With respect to any dispute, controversy or claim arising out of or relating to this Agreement or the other Transaction Documents or the subject matters thereof, or the breach, termination or invalidity thereof, the Parties shall first enter into good-faith negotiations to resolve such dispute, controversy or claim at a meeting or meetings by one representative of each Party, who shall initially be the Chairman of Prana for Prana; Avraam Manouach for PNG and Mr. Gerolymatos; the Director of Corporate Sponsored Research and Licensing of MGH for MGH, Dr. Bush and Dr. Tanzi; and Dr. Cherny for himself; provided, that with the exception of an alleged Material Obligation Failure, in the event of any other dispute, controversy or claim as to the breach of this Agreement or the other Transaction Documents, prior to initiating such negotiations, the non-breaching Party shall provide the alleged breaching Party with written notice of such alleged breach, and the alleged breaching Party shall be given the opportunity to cure such alleged breach within thirty (30) days thereafter. Any participation in or initiation of such negotiations shall not be deemed to be an admission of liability, and no statement made, provided in or related to such negotiations shall be construed as a statement against interest or otherwise disclosed or used in any proceeding involving any of the Parties. Any such dispute, controversy or claim that is not fully resolved pursuant to the foregoing process after a negotiation period of thirty (30) days (unless such period is extended in writing by the Parties involved in such dispute, controversy or claim) shall be finally settled by binding arbitration conducted in the English language in New York, New York under the commercial arbitration rules of the American Arbitration Association (the "MA"). The M A shall appoint a panel of three arbitrators within thirty (30) days after the initiation of the arbitration, one arbitrator to be designated by one Party or Parties, one arbitrator to be designated by the adverse Party or Parties and the third arbitrator to be designated by the first two arbitrators. Disputes about arbitration procedure shall be resolved by the arbitrators or failing agreement, by the AAA in New York, New York. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. Specifically, but without limitation, under no circumstances shall the arbitrator be authorized to award punitive or multiple damages. Any purported award of punitive or multiple of damages or of other damages not permitted under Section 3.9 hereof or Section 11.12 of the Patent Assignment Agreement shall be beyond the arbitrators' authority and shall be void and unenforceable. The arbitrators shall have the authority to grant specific performance and other forms of equitable relief as described in Section 3.2, and all costs of the arbitration, including reasonable attorneys' fees of any prevailing party, shall be borne by the losing party. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. The award of the arbitrators is the sole and exclusive remedy of the Parties.

      2.5 Agreements. Each of the Parties acknowledges and agrees that it or he has read the terms and conditions of this Agreement and the other Transaction Documents.

3.    GENERAL PROVISIONS

      3.1 Term. Except as provided in Section 1.3, the term of this Agreement continues indefinitely.

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Execution Version

      3.2 Equitable Relief. Each Party acknowledges that a breach by it of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by such Party of any of the provisions contained in this Agreement shall cause the other Party irreparable injury and damage. By reason thereof, each Party acknowledges and agrees that the other Party shall be entitled in such cases in addition to, and not in lieu of, any other remedies it may have under this Agreement or otherwise, under the dispute resolution provisions of Section 2.4 to preliminary and permanent injunctive relief and any other available equitable relief to prevent or curtail any breach of this Agreement by the other Party or specifically to enforce the performance of the other Party under this Agreement without the necessity of posting any bond or other security; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

      3.3 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of New York and the United States.

      3.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof except as provided in the Patent Assignment Agreement and the other Transaction Documents, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including, without limitation, the Base Term Sheet, dated April 7, 2004, among PNG, Prana, and MGH and the Derivatives Term Sheet, dated April 7, 2004, between PNG and Prana. Any amendment or modification to this Agreement shall be made in writing signed by all Parties.

      3.5 Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

      3.6 No Implied Waivers; Rights Cumulative. No failure on the part of a Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

      3.7 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

      3.8 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.


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Execution Version

      3.9 No Consequential Damages. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT OR FROM A PARTY'S BREACH OF SECTION 1 ("CONFIDENTIALITY"), NO PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

      3.10 Further Assurances. At any time and from time to time after the date hereof, at a Party's request and sole expense, the other Party promptly shall execute and deliver, and shall cause its Affiliates and employees, to execute and deliver, such instruments, and take such other reasonable action, as the requesting Party may reasonably request more effectively to carry out the purpose and intent of this Agreement.

                             SIGNATURE PAGE FOLLOWS


                                       - 7 -
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Execution Version

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:


PRANA BIOTECHNOLOGY LIMITED             THE GENERAL HOSPITAL CORPORATION


By: /s/ Geoffrey Kempler                By: /s/ Frances Toneguzzo
   -----------------------------           -------------------------------------

Name: Geoffrey Kempler                  Name: Frances Toneguzzo
     ---------------------------             -----------------------------------

Title: Executive Chairman               Title: Director Corporate
      --------------------------               Sponsored Research and
                                               Licensing
Date: July 28, 2004                           ----------------------------------

                                        Date: July 28, 2004


P.N. GEROLYMATOS S.A.                   Panayotis N. Gerolymatos


By: /s/ Panayotis N. Gerolymatos        /s/ Panayotis N. Gerolymatos
   -----------------------------        ----------------------------------------

Name: P. Gerolymatos                    Date: July 28, 2004
     ---------------------------

Title: President & Managing
       Director
       -------------------------

Date: July 28, 2004


Ashley I. Bush                          Robert Cherny


/s/ Ashley I. Bush                      /s/ Robert Cherny
--------------------------------        ----------------------------------------

Date: July 28, 2004                     Date: July 28, 2004


Rudolph E. Tanzi


/s/ Rudolph E. Tanzi
--------------------------------

Date: July 28, 2004

                    [Signature Page to Settlement Agreement]

Execution Version

                                    EXHIBIT A

                           Patent Assignment Agreement

Execution Version

                                    EXHIBIT B

                        Patent Rights Security Agreement

Execution Version

                                    EXHIBIT C

                              Derivatives Agreement

Execution Version

                                    EXHIBIT D

                          UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF COLUMBIA

-------------------------------------)
PRANA BIOTECHNOLOGY, LTD.,           )
THE GENERAL HOSPITAL CORPORATION,    )
ASHLEY I. BUSH, ROBERT CHERNY, and   )
RUDOLPH E. TANZI,                    )
                                     )
              Plaintiffs,            )   Civil Action No. 1:01CVO2052 TPJ
                                     )
    v.                               )
                                     )
P.N. GEROLYMATOS S.A., and           )
PANAYOTIS N. GEROLYMATOS,            )
                                     )
              Defendants.            )
-------------------------------------)

                            STIPULATION OF DISMISSAL

      Plaintiffs Prana Biotechnology, Ltd., The General Hospital Corporation, Ashley I. Bush, Robert Cherny, and Rudolph E. Tanzi and Defendants P.N. Gerolymatos S.A. and Panayotis N. Gerolymatos agree and stipulate that their claims against each other in this action, including all counterclaims, shall be and hereby are dismissed with prejudice. Each party shall bear its own costs and attorneys' fees.

Execution Version

                                        PRANA BIOTECHNOLOGY, LTD., THE
                                        GENERAL HOSPITAL CORPORATION,
P.N. GEROLYMATOS S.A. and               ASHLEY I. BUSH, ROBERT CHERNY, and
PANAYOTIS N. GEROLYMATOS                RUDOLPH E. TANZI

By their attorneys,                     By their attorneys,


__________________________________      __________________________________
Blaney Harper                           William G. McElwain (Bar#397553)
Max Bachrach                            Hale and Dorr LLP
Jones Day                               1455 Pennsylvania Avenue, NW
51 Louisiana Avenue, NW                 Washington, DC 20004
Washington, DC 20001-2113               (202) 942-8400
(202)879-3939
                                        William F. Lee
                                        Emily R. Whelan
                                        Hale and Dorr LLP
                                        60 State Street
                                        Boston, MA 02109
                                        (617) 526-6000
Dated: July 28, 2004


IT IS SO ORDERED


Dated:_______________________            ______________________________________
                                         Honorable Thomas Penfield Jackson
                                         United States District Judge

Execution Version

                                    EXHIBIT E

                       Form for dismissal of Greek lawsuit

                     BEFORE THE MULTI-MEMBER FIRST INSTANCE

                                 COURT OF ATHENS

              RESIGNATION FROM THE LAWSUIT DEED AND FROM THE RIGHT

                                       OF

      1. PN GEROLYMATOS S.A., with registered premises 13 Asklipiou Street, Kryoneri, Attika, duly represented; and

      2. PANAYOTIS GEROLYMATOS, resident of 13 Asklipiou Street, Kryoneri, Attika, duly represented

(as Plaintiffs),

                                     AGAINST

PRANA BIOTECHNOLOGY LIMITED, a corporation organized under the laws of Australia, duly represented

(as Defendant),

--------------------------------------------------------------------------------

Plaintiffs have filed before the Multi-member First Instance Court of Athens, on
9.12.2001 a law suit (General Registry No. 352/2002 and law suit No. 42/2002) against the Defendant, which was to be tried originally on 13.3.2003 and after postponement is to be tried on 30.9.2004.

Execution Version

With this present stipulation of dismissal, Plaintiffs declare explicitly and unequivocally that they resign from the aforementioned lawsuit and from all their rights therefrom.

                                   THEREFORE,

                                WE HEREBY RESIGN

from the law suit deed of 9.12.2001 (General Registration No. 352/2002 and law suit No. 42/2002), against the Defendant, PRANA BIOTECHNOLOGY LIMITED, and from all the rights that arise therefrom.

                           Athens,........28 July 2004

Execution Version

                                    EXHIBIT F

                Form for dismissal of European patent opposition

REGISTERED
European Patent Office
D-80298 Munchen
Tyskland

PrR/LeH/126117                    28 July 2004

European Patent No. 613560
Appeal Case No. T 0264/04-338

On behalf on our client we hereby withdraw Appeal Case No. T 0264/04-338 filed against the decision taken in the Opposition against EP 613 560 B1.

Yours sincerely,
Internationalt Patent-Bureau A/S

Jens Rotne
(Professional representative)

Encl.: EPO FORM 1037

Execution Version

                               EXHIBIT F continued

                                  EPO Form 1037

                [LETTERHEAD OF INTERNATIONALT PATENT-BUREAU A/S]

EPA/EPO/OEB Form 1037.1 03.99
Eingangsbestatigung fur Einsender
Acknowledgement of receipt for sender
Accuse de reseption expediteur

Bestatigung uber den                     Acknowledgement of                           Accuse de reception a
Eingang nachgereichter                   receipt for subsequently                     l'Office europeen des
Unterlagen fur Patentan-                 filed items relating to                      brevets de pieces produites
meldungen/Patente beim                   patent applications/patents                  posterieurement au depot
Europaischen Patentamt                   at the European Patent                       d'une demande de brevet/
                                         Office                                       a la delivrance d'un brevet
                                                                                      europeen
Datum und Ort des Eingangs sind          Date and place of receipt are                La date et le lieu de reception
aus der Perforation dieser               shown by the perforation appearing           sont indiques par la perforation
Eingangsbestatigung ersichtlich          on this receipt                              du present accuse de reception

(M + Datum = Einreichungsort Munchen;    (M + date = Munich as place of receipt;      (M + date = pieces recues a Munich;
H + Datum = Einreichungsort Den Haag;    H + date = The Hague as place of receipt;    H + date = pieces recues a La Haye;
Datum + B = Einreichungsort Berlin)      date + B = Berlin as place of receipt)       date + B = pieces recues a Berlin)

Eingereichte Unterlagen                                Items filed                    Pieces envoyees
------------------------------------------------------------------------------------------------------------------------------
Anmeldungs- (und Direktions-*) Nr./Patent Nr.          Ihr Zeichen                    ggfs. Art und Datum der Unterlagen**
Application (and Directorate*) No./Patent No.          Your reference                 Nature and date of items (optional)**
N(degree) de la demande (et de la direction*)
/n(degree) du brevet                                   Votre reference                Nature et date des pieces (facultatif)**
------------------------------------------------------------------------------------------------------------------------------
1                                                         IPB/1
------------------------------------------------------------------------------------------------------------------------------
2
------------------------------------------------------------------------------------------------------------------------------
3
------------------------------------------------------------------------------------------------------------------------------
4
------------------------------------------------------------------------------------------------------------------------------
5
------------------------------------------------------------------------------------------------------------------------------
6
------------------------------------------------------------------------------------------------------------------------------
7
------------------------------------------------------------------------------------------------------------------------------
8
------------------------------------------------------------------------------------------------------------------------------
9
------------------------------------------------------------------------------------------------------------------------------
10
------------------------------------------------------------------------------------------------------------------------------

*     falls bereits bekannt                  *     if already known                     *     si deja connu

**    Der Eingang der angegebenen            **    The receipt of the items indicated   **    La reception des pieces indiquees
      Unterlagen wird bestatigt.                   is confirmed.                              est confirmee.

      Enthalt diese Spalte keine                   If this does not contain any entries,      Faute de mention dans cette
      Eintragungen, so wird lediglich              it is only confirmed that an item          colonne, le present accuse de
      bestatigt, dab eine Sendung zu dem           has been received for the                  reception se rapporte a une piece
      angegebenen Aktenzeichen eingegangen         indicated file.                            quelconque envoyee sous la
      ist.                                                                                    reference indiquee.

                [LETTERHEAD OF INTERNATIONALT PATENT-BUREAU A/S]

EPA/EPO/OEB Form 1037.2 03.99
Kopie fur EPA
Copy fro EPO
Copie OEB

Bestatigung uber den                     Acknowledgement of                           Accuse de reception a
Eingang nachgereichter                   receipt for subsequently                     l'Office europeen des
Unterlagen fur Patentan-                 filed items relating to                      brevets de pieces produites
meldungen/Patente beim                   patent applications/patents                  posterieurement au depot
Europaischen Patentamt                   at the European Patent                       d'une demande de brevet/
                                         Office                                       a la delivrance d'un brevet
                                                                                      europeen
Datum und Ort des Eingangs sind          Date and place of receipt are                La date et le lieu de reception
aus der Perforation dieser               shown by the perforation appearing           sont indiques par la perforation
Eingangsbestatigung ersichtlich          on this receipt                              du present accuse de reception

(M + Datum = Einreichungsort Munchen;    (M + date = Munich as place of receipt;      (M + date = pieces recues a Munich;
H + Datum = Einreichungsort Den Haag;    H + date = The Hague as place of receipt;    H + date = pieces recues a La Haye;
Datum + B = Einreichungsort Berlin)      date + B = Berlin as place of receipt)       date + B = pieces recues a Berlin)

Eingereichte Unterlagen                                Items filed                    Pieces envoyees
------------------------------------------------------------------------------------------------------------------------------
Anmeldungs- (und Direktions-*) Nr./Patent Nr.          Ihr Zeichen                    ggfs. Art und Datum der Unterlagen**
Application (and Directorate*) No./Patent No.          Your reference                 Nature and date of items (optional)**
N(degree) de la demande (et de la direction*)
/n(degree) du brevet                                   Votre reference                Nature et date des pieces (facultatif)**
------------------------------------------------------------------------------------------------------------------------------
1                                                         IPB/1
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2
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3
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4
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5
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6
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7
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8
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9
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10
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*     falls bereits bekannt                  *     if already known                     *     si deja connu

**    Der Eingang der angegebenen            **    The receipt of the items indicated   **    La reception des pieces indiquees
      Unterlagen wird bestatigt.                   is confirmed.                              est confirmee.

      Enthalt diese Spalte keine                   If this does not contain any entries,      Faute de mention dans cette
      Eintragungen, so wird lediglich              it is only confirmed that an item          colonne, le present accuse de
      bestatigt, dab eine Sendung zu dem           has been received for the                  reception se rapporte a une piece
      angegebenen Aktenzeichen eingegangen         indicated file.                            quelconque envoyee sous la
      ist.                                                                                    reference indiquee.

                [LETTERHEAD OF INTERNATIONALT PATENT-BUREAU A/S]

EPA/EPO/OEB Form 1037.3 03.99
Zum Verbleib beim Einsender
For retention by sender
Copie expediteur

Bestatigung uber den                     Acknowledgement of                           Accuse de reception a
Eingang nachgereichter                   receipt for subsequently                     L'Office europeen des
Unterlagen fur Patentan-                 filed items relating to                      brevets de pieces produites
meldungen/Patente beim                   patent applications/patents                  posterieurement au depot
Europaischen Patentamt                   at the European Patent                       d'une demande de brevet/
                                         Office                                       a la delivrance d'un brevet
                                                                                      europeen
Datum und Ort des Eingangs sind          Date and place of receipt are                La date et le lieu de reception
aus der Perforation dieser               shown by the perforation appearing           sont indiques par la perforation
Eingangsbestatigung ersichtlich          on this receipt                              du present accuse de reception

(M + Datum = Einreichungsort Munchen;    (M + date = Munich as place of receipt;      (M + date = pieces recues a Munich;
H + Datum = Einreichungsort Den Haag;    H + date = The Hague as place of receipt;    H + date = pieces recues a La Haye;
Datum + B = Einreichungsort Berlin)      date + B = Berlin as place of receipt)       date + B = pieces recues a Berlin)

Eingereichte Unterlagen                                Items filed                    Pieces envoyees
------------------------------------------------------------------------------------------------------------------------------
Anmeldungs- (und Direktions-*) Nr./Patent Nr.          Ihr Zeichen                    ggfs. Art und Datum der Unterlagen**
Application (and Directorate*) No./Patent No.          Your reference                 Nature and date of items (optional)**
N(degree) de la demande (et de la direction*)
/n(degree) du brevet                                   Votre reference                Nature et date des pieces (facultatif)**
------------------------------------------------------------------------------------------------------------------------------
1                                                         IPB/1
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2
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3
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4
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5
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6
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7
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8
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9
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10
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*     falls bereits bekannt                  *     if already known                     *     si deja connu

**    Der Eingang der angegebenen            **    The receipt of the items indicated   **    La reception des pieces indiquees
      Unterlagen wird bestatigt.                   is confirmed.                              est confirmee.

      Enthalt diese Spalte keine                   If this does not contain any entries,      Faute de mention dans cette
      Eintragungen, so wird lediglich              it is only confirmed that an item          colonne, le present accuse de
      bestatigt, dab eine Sendung zu dem           has been received for the                  reception se rapporte a une piece
      angegebenen Aktenzeichen eingegangen         indicated file.                            quelconque envoyee sous la
      ist.                                                                                    reference indiquee.

Mitteilung vom 8. November 1990
uber die Einfuhrung der
Formblatter 1038 und 1037
(ABI. EPA 1991, 64)

A. EPA/EPO/OEB Form 1038

1. Die nach Einreichung der europaischen Patentanmeldung einzureichenden Schriftstucke sind, soweit es sich nicht um Anlagen handelt, vom Verfahrensbeteiligten oder seinem zugelassenen Vertreter zu unterzeichnen (Regel 36 (3). 61a EPU). Dokumente, wie z. B. der Prioritatsbeleg oder dessen Ubersetzung, mussen deshalb mit einem gesonderten Begleitschreiben oder zumindest einem Vermerk auf dem Dokument selbst, dab es an das Europaische Patentamt gerichtet ist, jeweils mit der ordnungsgemaben Unterschrift einer zum Handeln vor dem EPA berechtigten Person (vgl. Art. 133 EPU) eingereicht werden. Dies gilt beispielsweise auch, wenn der Vertreter eine Erfindernennung nachreicht, die von einem Anmelder unterzeichnet worden ist, der weder Wohnsitz noch Sitz in einem Vertragsstaat hat (s. Richtlinien fur die Prufung A-IX, 3.1).

2. ...

3. Mit Hilfe des neuen Formblatts 1038 konnen Unterlagen zu jeweils einer europaischen Patentanmeldung/einem europaischen Patent nachgereicht werden. Da das Original von Form 1038 das Begleitschreiben fur nachgereichte Unterlagen darstellt und deshalb Aktenbestandteil wird, ist es nicht moglich, mit diesem Vordruck Unterlagen zu mehreren Akten nachzureichen. Fur jede Akte mub ein gesondertes Formblatt benutzt werden.

4. Form 1038 ist als Vierfach-Sak konzipiert. Damit erfullt es sowohl die Funktion eines Begleitschreibens als auch die einer Eingangsbestatigung. Drei Exemplare sollen beim Amt eingereicht werden. Das Original gelangt zur Akte, das zweite Exemplar verbleibt bei der Sammlung der Annahmestelle des EPA, und das dritte Exemplar geht mit einer Eingangsbestatigung versehen an den Einreicher zuruck. Das vierte Exemplar verbleibt von vornherein als Zwischenkopie beim Einreicher.

B. EPA/EPO/OEB Form 1037

1. Nach wie vor moglich bleibt die gleichzeitige Nachreichung von Unterlagen (allerdings ohne Begleitschreiben und ohne Unterschriftsmoglichkeit) zu mehreren Anmeldungsakten mit Hilfe des Form 1037. Form 1037 dient ausschlieiblich als Eingangsbestatigung. Seine Verwendung ist wie bisher besonders dann zu empfehlen, wenn Schriftstucke nachgereicht werden, die bereits selbst die erforderliche Unterschrift tragen (z. B. Erwiderungen auf Bescheide und Mitteilungen, Abbuchungsauftrage usw.).

2. Wegen der Benutzung des Formblatts 1037 wird auf die entsprechende
Veroffentlichung in ABI. EPA 1985, 289 verwiesen. ...

Notice dated 8 November 1990
concerning the introduction of
Forms 1038 and 1037
(OJ EPO 1991, 64)

A. EPA/EPO/OEB Form 1038

1. Documents, other than annexes, to be filed after filing of the European patent application must be signed by the party concerned or his authorised representative (Rules 36(3) and 61a EPC). Those such as the priority document or translation thereof must consequently be filed with a separate covering letter, or at least a note on the document itself addressing it to the European Patent Office, in each case duly signed by a person authorised to act before the EPO (cf. Article 133 EPC). This also applies if, for example, a representative subsequently files the designation of the inventor signed by an applicant having neither residence nor principal place of business in a Contracting State (see Guidelines for Examination A-IX, 3.1).

2. ...

3. With this new Form 1038 items relating to one European patent application or to one European patent can be subsequently filed. As the top copy of Form 1038 represents the covering letter for such items and thus becomes part of the file it cannot be used for subsequent filing of documents relating to more than one file. Separate forms must be used.

4. Form 1038 is in four copies, three of which are to be sent to the Office. This allows the form to serve as both a covering letter and acknowledgement of receipt. The top copy goes into the file, the second copy is retained by the EPO's Receiving Section and the third is returned to the sender stamped with an acknowledgement of receipt. In the meantime the sender retains the fourth copy.

B. EPA/EPO/OEB Form 1037

1.It still remains possible by using Form 1037 (but without accompanying letter and without signature) to file subsequently items at the same time that relate to several applications. Form 1037 is only an acknowledgement. Its use continues to be particularly recommended for subsequent filing of documents already bearing the required signature (e.g. replies to communications, debit orders, etc.).

2. Please refer to the Notice on this subject published in OJ EPO 1985, 289. ...

Communique en date du
8 novembre 1990, concernant I'introduction des formulaires 1038 et 1037
(JO OEB 1991, 64)

A. EPA/EPO/OEB Form 1038

1. A L'exclusion des pieces annexes, les documents posterieurs au depot de la demande de brevet europeen doivent etre signes par l'interesse ou son mandataire agree (regles 36(3) et 61 bis CBE). Il y a lieu de joindre aux documents produits, par exemple le document de priorite ou sa traduction. une lettre d'accompagnement separee signalant qu'ils sont adresses a l'OEB, ou tout au moins d'en faire mention par ecrit a meme ces documents; cette lettre ou cette mention doit etre dument signee par une personne habilitee a agir devant l'OEB (cf. art. 133 CBE). Ceci vaut par exemple egalement pour le depot ulterieur, par le mandataire, de la designation de l'inventeur lorsque celle-ci porte la signature d'un demandeur qui n'a ni domicile ni siege sur le territoire de L'un des Etats contractants (cf. Directives relatives a l'examen, A-IX, 3.1).

2. ...

3. Ce nouveau formulaire 1038 peut etre utilise pour produire, posterieurement au depot, des pieces afferentes a une seule demande de brevet europeen ou a un seul brevet europeen. Vu que l'original du formulaire 1038 constitue la lettre d'accompagnement relative a des pieces produites posterieurement au depot et qu'il est donc verse au dossier, il n'est pas possible d'utiliser cet imprime pour produire, posterieurement au depot, des pieces concernant plusieurs dossiers differents. Un formulaire separe doit etre utilise pour chaque dossier.

4. Le formulaire 1038 comporte quatre feuilles, remplissant ainsi a la fois la fonction d'une lettre d'accompagnement et celle d'un accuse de reception. Trois doivent etre envoyees a l'Office: l'original est verse au dossier; le deuxieme exemplaire est conserve au bureau de reception de l'OEB et le troisieme est renvoye a l'expediteur, accompagne d'un accuse de reception. Le quatrieme exemplaire est conserve des le depart comme double par l'expediteur.

B. EPA/EPO/OEB Form 1037

1. Il reste possible de produire en un seul envoi, posterieurement au depot, des pieces concernant plusieurs dossiers, en se servant du formulaire 1037 (toutefois sans lettre d'accompagnement ni possibilite de signature), formulaire qui sert exclusivement d'accuse de reception. Comme par le passe, son utilisation est particulierement indiquee en cas d'envoi, posterieurement au depot, de pieces qui portent deja elles-memes la signature requise (par exemple reponses a des avis ou des notifications, ordres de debit, etc.).

2. S'agissant de l'utilisation du formulaire 1037, priere de se reporter au communique publie au JO OEB 1985, 289. ...

Execution Version

                            EXHIBITS G-1, G-2 and G-3

              Forms for dismissal of Australian patent oppositions

The Commissioner of Patents

28 July 2004

Madam

IN THE MATTER OF Australian Patent No. 752236 (29981/99) in the name of The General Hospital Corporation and opposition thereto by
P.N. Gerolymatos S.A.

Pursuant to Regulation 5.15 of the Patent Regulations 1991, the opponent hereby withdraws its opposition to this application.

A copy of this letter was served this day on the applicant's attorneys.

Yours faithfully

Execution Version

                      EXHIBITS G-1, G-2 and G-3 continued

The Commissioner of Patents

28 July 2004

Madam

IN THE MATTER OF Australian Patent No. 720643 (36324/97) in the name of P. N. GEROLYMATOS S.A.
and opposition thereto by
PRANA BIOTECHNOLOGY LTD
Our Ref: VS:SDT:GF36365:GM29764

Pursuant to Regulation 5.15 of the Patent Regulations 1991, the opponent hereby withdraws its opposition to this application.

A copy of this letter was served this day on the applicant's attorneys.

Yours faithfully

Execution Version

                       EXHIBITS G-1, G-2 and G-3 continued

The Commissioner of Patents

28 July 2004

Madam

IN THE MATTER OF Australian Patent No. 748768 (65484/98) in the name of The General Hospital Corporation and opposition thereto by
P.N. Gerolymatos S.A.

Pursuant to Regulation 5.15 of the Patent Regulations 1991, the opponent hereby withdraws its opposition to this application.

A copy of this letter was served this day on the applicant's attorneys.

Yours faithfully

Execution Version

                   PATENT ASSIGNMENT AND SETTLEMENT AGREEMENT

      This Patent Assignment and Settlement Agreement (this "Agreement") is entered into effective as of July 28, 2004 ("Effective Date"), by and between P.N. Gerolymatos S.A., a corporation organized under the laws of Greece ("PNG") and Prana Biotechnology Limited, a corporation organized under the laws of Australia ("Prana").

                                   WITNESSETH

      WHEREAS, Prana obtained a license under certain patent rights from MGH (as hereinafter defined) covering certain pharmaceutical compositions and uses of CQ (as hereinafter defined) to treat and prevent specified diseases;

      WHEREAS, PNG is the patentee of certain patents covering certain pharmaceutical compositions and uses of CQ and PQ (as hereinafter defined) to treat and prevent specified diseases:

      WHEREAS, Prana, MGH and certain individuals, filed suit in the United States against PNG and Panayotis N. Gerolymatos to correct inventorship under certain of such patents;

      WHEREAS, PNG filed several counterclaims in response to such suit, and thereafter filed suit against Prana in Greece;

      WHEREAS, PNG and Prana are also engaged in certain patent oppositions with respect to one another's patents; and

      WHEREAS, PNG, Prana and MGH desire to and have agreed to settle finally their disputes as contemplated herein and in the Settlement Agreement (as hereinafter defined) and effect the related assignment of certain patent rights as contemplated herein;

                                 NOW, THEREFORE:

in view of the foregoing premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 Affiliate means any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that

Execution Version

in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

      1.2 Assigned Patent Rights means all Patent Rights owned by PNG as of the Effective Date with claims covering CQ or PQ that are filed or subsisting in the Prana Territory, as are set forth on Schedule 1.2 and as supplemented in accordance with the terms of Section 2.2.

      1.3 Clioquinol or CQ means 5-Chloro-7-iodo-8-quinolinol.

      1.4 CO Milestone Payment means a payment from one or more third parties in the form of a milestone payment associated specifically with the development of a Product containing CQ.

      1.5 Derivatives Agreement means the Derivatives Agreement, of even date herewith, between PNG and Prana.

      1.6 First Commercial Sale means, for each Product or Other Licensed Product, the first commercial sale in the ordinary course in a country as part of a nationwide introduction by a Party or its Affiliates, sublicensees or distributors. Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

      1.7 FDA means the United States Food and Drug Administration, or a successor agency thereto.

      1.8 Lundbeck means H. Lundbeck A/S .

      1.9 Lundbeck Agreement means the License Agreement between PNG and Lundbeck dated July 26, 1999, as amended by Addendum I, dated April 14, 2000 ("Addendum I"); Addendum II, dated February 18, 2001 ("Addendum II"); Addendum III, dated July 19, 2002 ("Addendum III"), and an additional undated Addendum signed following the Base Term Sheet between the Parties, dated April 7, 2004 ("Addendum IV"), and any successor amendments or any successor agreements thereto to the extent affecting the rights in this Agreement.

      1.10 Lundbeck Territories means those territories, if any, to which Lundbeck exercises its option to obtain an exclusive license to market CQ and/or PQ pursuant to the Lundbeck Agreement.

      1.11 MGH means The General Hospital Corporation, a Massachusetts not-for-profit corporation doing business as Massachusetts General Hospital.

      1.12 Material Obligation Failure means (a) the failure of Prana within eight (8) years of the Effective Date to begin a new Phase 11 Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative (as defined in the Derivatives Agreement) or (b) the failure of Prana to make any royalty or milestone payments as provided in Article 3 hereof that are not disputed in good faith and to cure such failure within the cure period set forth in Section 2.4.

Execution Version

      1.13 Net Sales means, with respect to a Product or an Other Product, the amount received by a Party, its Affiliates and/or its licensees, sublicensees or distributors on sales or other dispositions of such products to third parties in arm's length transactions, less the following deductions, all determined in accordance with United States generally accepted accounting principles (US GAAP) consistently applied:

            (a) trade, cash and/or quantity discounts actually allowed and taken directly with respect to such sales, as reflected in the amount invoiced;

            (b) tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly by such Party with respect to the production, sale, delivery or use of such Product or such Other Product, as applicable, (excluding national, state or local taxes based on income), as reflected in the amount invoiced;

            (c) amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates or retroactive price reductions; and

            (d) freight, insurance and other transportation charges incurred in shipping such Product or such Other Product to third parties, as reflected in the amount invoiced.

      1.14 Option Territories means those territories that are not Lundbeck Territories, Prana Territories and PNG Territories.

      1.15 Other Product(s) means any product containing either CQ or PQ, that, or the use of which, is covered by the claims of the PNG Patent Rights.

      1.16 Party means PNG or Prana; Parties means PNG and Prana.

      1.17 Patent Right means any patent or patent application and all substitutions, renewals, divisionals, continuations, continuations-in-part (with respect to the Assigned Patent Rights to the extent any such continuation-in-part was filed as of the Effective Date), resulting patents, reissues, reexaminations, extensions, and refilings thereof and rights to sue for infringement thereof, past and present.

      1.18 Permitted Transferee means Michel Xilinas.

      1.19 Phanquinone or PQ means 4,7-Phenanthroline-5,6-dione.

      1.20 PNG Patent Rights means all Patent Rights owned by PNG as of the Effective Date with claims covering CQ or PQ that are filed or subsisting in the Lundbeck Territories, Option Territories and PNG Territories (but excluding the Prana Territories), as are set forth on Schedule 1.20. PNG Patent Rights include any and all PNG Assumed Patent Rights pursuant to Section 6.2.

      1.21 PNG Territories means Greece, Cyprus, Turkey, Israel, Hong Kong, Singapore, South Korea, and any and all territories not chosen by Prana pursuant to Section 2.2.

Execution Version

      1.22 PO Milestone Payment means a payment from one or more third parties in the form of a milestone payment associated specifically with the development of a Product containing PQ.

      1.23 Phase 11 Clinical Study means a study of a Product containing either CQ or PQ in patients to determine initial efficacy and dosing regimen.

      1.24 Phase III Clinical Study means a clinical study in larger targeted patient populations, the protocol for which is designed to ascertain efficacy and safety of a Product containing either CQ or PQ for the purpose of preparing and submitting an application for marketing approval to the competent Regulatory Authorities in the applicable jurisdiction.

      1.25 Prana Territories means the United States of America, Japan and Taiwan, and any and all territories chosen by Prana pursuant to Section 2.2.

      1.26 Product(s) means any product containing either CQ or PQ that, or the use of which, is covered by the claims of the Assigned Patent Rights.

      1.27 Regulatory Authority means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing and sale of therapeutic product in a country, including the FDA.

      1.28 Security Agreement means the Patent Rights Security Agreement, dated of even date herewith, between PNG and Prana.

      1.29 Settlement Agreement means the Settlement Agreement, dated of even date herewith, among PNG, Prana, MGH, and individuals named therein.

2.    ASSIGNMENT; REVERSION OF RIGHTS

      2.1 Assignment. Subject to Sections 2.4 and 2.5 below, upon receipt by PNG of the U.S. $150,000 described in Section 3.1 and the Shares described in
Section 3.2(a), PNG shall sell, transfer and assign the Assigned Patent Rights to Prana. Thereupon, PNG shall execute and deliver to Prana a sufficient number of original copies of the patent assignment in the form attached hereto as Exhibit A, or such other form as required by the authorities of the applicable country, which forms Prana shall have the right to file as necessary to perfect such assignment.

      2.2 Prana Territories Expansion. In the event Lundbeck does not elect to exercise its option to obtain a license to market one or more Other Products in any country within the Option Territories pursuant to Section 3 of Addendum I and Addendum II of the Lundbeck Agreement, PNG shall notify Prana in writing of such rejection within thirty (30) days. Prana shall have the right to elect to include such territories in the Prana Territories by notifying PNG in writing of its election within sixty (60) days. If Prana does not provide notice to PNG within such 60-day period, Prana shall be deemed to have rejected such election and such territories shall be a part of the PNG Territories. If Prana does provide such notice within such 60-day period, such territories shall be deemed to be part of the Prana Territories and PNG shall execute a patent assignment in the form attached hereto as Exhibit A (or such other form as required by the

Execution Version

applicable authorities) with respect to all Assigned Patent Rights in such territories no later than thirty (30) days after receipt of notice from Prana.
Schedule 2.2(a) lists all Patent Rights in the Lundbeck Territories as of the Effective Date (to be updated pursuant hereto), and Schedule 2.2(b) lists all Patent Rights in the Option Territories as of the Effective Date (to be updated pursuant hereto).

      2.3 PNG Further Assurances. At any time and from time to time after the date hereof, at Prana's request and sole expense, PNG promptly shall execute and deliver, and shall cause its Affiliates and employees, to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other reasonable action, as Prana may reasonably request to more effectively transfer, convey and assign to Prana, and to confirm Prana's title to, all of the Assigned Patent Rights and to carry out the purpose and intent of this Agreement, including, without limitation, upon any expansion of the Prana Territory pursuant to the terms hereof.

      2.4 Reversion Right.

            (a) The Assigned Patent Rights are subject to a reversion right as provided in this Section 2.4 (the "Reversion Right").

            (b) Prana agrees that, subject to the terms of this subsection (b), upon the occurrence of a Material Obligation Failure hereunder that remains uncured for thirty (30) days following written notice of such failure, (i) subject to the Third Party Rights (as defined in Section 2.6) and Section 2.4(d), the ownership rights in the Assigned Patent Rights shall revert back to PNG, and (ii) effective as of the end of such thirty
      (30)-day period, Prana does hereby, sell, transfer and assign to PNG such Assigned Patent Rights, which thereafter shall be PNG Patent Rights. If Prana disputes whether a Material Obligation Failure has occurred, it shall institute the dispute resolution procedures set forth in Section 10 prior to the end of such thirty (30)-day cure period, and any reversions of the Assigned Patent Rights shall be suspended pending completion of such dispute resolution procedure; provided that the institution of such procedures shall not in any manner extend the time period of curing any Material Obligation Failure. Effective upon the written certification by Prana that Prana has within the eight (8) year period after the Effective Date begun a new Phase II Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative, the Reversion Right with respect to a Material Obligation Failure described in Section l.l2(a) will terminate; provided that Prana will provide PNG with such additional proof with respect of the contents of the foregoing certification as PNG may reasonably request and any dispute as to whether Prana's beginning of such new Phase II Clinical Study as provided above shall be resolved in accordance with the terms of Section 10, and termination of the Reversion Right shall be suspended pending completion of such dispute resolution procedure.

            (c) Notwithstanding anything contained herein to the contrary, in the event a Material Obligation Failure occurs due to the failure of Prana to make payments pursuant to Article 3 hereof, the reversion of Assigned Patent Rights to PNG hereunder shall occur only with respect to Assigned Patent Rights (irrespective of inventorship) in those

Execution Version

      territories in which the events triggering Prana's payment obligations under such Article 3 arise and in which Prana's failure to make such payments results in a Material Obligation Failure, and Prana shall retain its ownership rights, subject to the Reversion Right and the Security Interest (as defined herein), in and to the Assigned Patent Rights in all of the remaining countries of the Prana Territory in which Prana has complied with its payment obligations pursuant to Article 3 hereof.

            (d) Upon reversion of any Assigned Patent Rights in accordance with
      Section 2.4(b), all outstanding licenses out (and related sublicenses) will survive and be assigned by Prana to PNG, subject to the prior written consent of PNG and the affected licensees (and related sublicensees).

            (e) Upon the reversion of an Assigned Patent Right to PNG pursuant hereto, such Patent Right shall no longer be deemed an Assigned Patent Right for purposes of this Agreement.

      2.5 Security Agreement. The Assigned Patent Rights are subject to the security interest in the Assigned Patent Rights granted to PNG pursuant to the Security Agreement (the "Security Interest"). In no event shall the Reversion Right or Security Interest limit Prana's ability to license the Assigned Patent Rights to a third party in accordance with Section 2.6 below.

      2.6 Grant of Rights.

            (a) Transfer Restrictions. During the term of this Agreement, Prana may transfer, sell, assign, encumber, pledge, mortgage, license, sublicense, grant rights to prosecute and enforce and covenants not to sue and otherwise grant rights in and to and otherwise encumber in any way or nature the Assigned Patent Rights (collectively, the "Third Party Rights"), subject to the Reversion Right, Security Interest and the obligations of this Agreement; provided, that

                  (i) in the event of the sale by Prana of any of the Assigned Patent Rights or all or substantially all of Prana's assets (including the Assigned Patent Rights) or ownership interest of Prana, or merger of Prana, the assignee of the Assigned Patent Rights assumes in writing the obligations of Prana under this Agreement; and

                  (ii) in the event of the mortgage, pledge or grant of a security interest in any of the Assigned Patent Rights by Prana, the mortgagee, pledgee or secured party provide to PNG written acknowledgement of the priority of the Reversion Right and Security Interest; and

                  (iii) in the event of the license of any of the Assigned
                        Patent Rights, Prana shall (A) provide in the license agreements that the Assigned Patent Rights are subject to the Reversion Right granted in Section 2.4 and the Security Interest granted in the Security Agreement and the licenses shall survive in accordance with the terms of Section


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                        2.4(d); and (B) grant such licenses limited to the Prana
                        Territories and subject to the terms of this Agreement.

            (b) Third Party Rights. Except as otherwise may occur pursuant to
      Section 2.4(d), the exercise by PNG of its rights under this Agreement and the Security Agreement will not terminate or otherwise restrict Third Party Rights, and PNG shall take the Assigned Patent Rights subject to any and all Third Party Rights.

            (c) Review of Agreements. PNG shall have the right to review any third party agreement entered into by Prana granting rights with respect to the Assigned Patent Rights (whether such agreement transfers, sells, assigns, encumbers, pledges, mortgages, licenses, sublicenses, grants rights to prosecute or enforce and covenants not to sue) prior to Prana signing such an agreement, subject to written obligations of confidentiality and non-use that are consistent with those contained in this Agreement. The final decision on the agreement's terms and conditions (in accordance with the foregoing), timing and the third party remains solely at Prana's discretion. Upon execution of each agreement or any amendment thereto, Prana shall provide PNG with a copy of such executed agreement and any amendment thereto.

            (d) Right to Cure. Each holder of a Third Party Right has the right, but not the obligation, to perform the obligations of Prana under this Agreement to avoid a Material Obligation Failure. PNG agrees to accept the performance by holders of Third Party Rights of Prana obligations under this Agreement in the place of Prana.

            (e) Licenses for No Consideration. Notwithstanding anything herein to the contrary, Prana shall not enter into any agreements to license or sublicense for no consideration, without the prior written consent of PNG, except if such license or sublicense is for the sole purpose of research and development of Products.

      2.7 Prana Further Assurances. At any time and from time to time after the date hereof, at PNG's request and sole expense, Prana promptly shall execute and deliver, and shall cause its Affiliates and employees, to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other reasonable action, as PNG may reasonably request to more effectively transfer, convey and assign to PNG, and to confirm PNG's title to, any of the Assigned Patent Rights following reversion of such Assigned Patent Rights to PNG pursuant to the Reversion Right, and to carry out the purpose and intent of this Agreement.

3.    FINANCIAL PROVISIONS

      3.1 Up-front Payments. Prana shall pay to PNG the amount of U.S. $150,000 within fourteen (14) days after the Effective Date.

      3.2 Equity Issuance.

            (a) Prana shall issue within fourteen (14) days after the Effective Date one million three hundred fifty thousand (1,350,000) shares of Prana ordinary shares (the "Shares") in accordance with the terms of this Agreement.


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            (b) Prana represents and warrants that the Shares and additional ordinary shares issued under this Agreement (the "Additional Shares") have been duly authorized and, when issued to PNG in consideration of the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable.

            (c) PNG agrees that, without the prior written consent of Prana, PNG will not, directly or indirectly, sell, assign, transfer, give, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any manner, the Shares or Additional Shares, for a period of one (1) year from the date of the issuance of such shares to PNG (the "Lock-Up Period"); provided that, notwithstanding the foregoing, PNG (or any Permitted Transferee pursuant hereto) may transfer such shares to a Permitted Transferee so long as prior to any such transfer, such Permitted Transferee shall execute an agreement pursuant to which such Permitted Transferee shall agree to receive and hold such shares subject to the provisions of this Section 3.2(c).

            (d) Prana covenants and agrees that Prana shall (i) instruct its share registry to issue the Shares within twenty-four (24) hours after receipt of such instruction given by Prana to the share registry in accordance with the issuance period set forth in Section 3.2(a) and the Additional Shares within twenty-four (24) hours after receipt of such instruction given by Prana to the share registry in accordance with the issuance period set forth in Section 3.4(f), and (ii) apply to the Australian Stock Exchange for the quotation of the Shares and Additional Shares within twenty-four (24) hours after the expiration of the Lock-Up Period. Prana will instruct its share registry to furnish statements to PNG periodically as to PNG's ownership of such Shares and such Additional Shares from and after the Effective Date and until all the Shares and Additional Shares have been sold by PNG.

      3.3 Milestone Payments.

            (a) CQ. In the event that Prana receives CQ Milestone Payments, Prana shall pay to PNG:

                  (i) the amount of US$1,750,000, either in cash or in shares of ordinary shares of Prana, on completion of the final clinical study report of the first successful Phase III Clinical Study for a Product containing CQ;

                  (ii) the amount of US$7,000,000, either in cash or shares of ordinary shares of Prana, on the first approval of a Product containing CQ by the FDA allowing marketing in the U.S.; and

                  (iii) ten percent (10%) of CQ Milestone Payments (not
                        associated with completion of Phase III Clinical Study, as set forth in subsection (a)(i), and regulatory approval or approval for marketing as set forth in subsection (a)(ii)) received by Prana in excess of US$13,000,000. If, at the first approval for marketing a Product containing CQ in the US, the total amount of payments to PNG


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                        made under this subsection (a)(iii) is less than
                        US$3,000,000, then Prana shall pay PNG the balance so that the payment due under this subsection (a)(iii) is equal to US$3,000,000 in addition to any other payment due under subsection (a)(ii) at that time.

            (b) PQ. In the event that Prana receives PQ Milestone Payments, Prana shall pay to PNG:

                  (i) the amount of US$875,000, either in cash or in ordinary shares of Prana, on completion of the final clinical study report of the first successful Phase III Clinical Study for a Product containing PQ;

                  (ii) the amount of US$3,500,000, either in cash or ordinary shares of Prana, on the first approval of a Product containing PQ by the FDA allowing marketing in the US.; and

                  (iii) five percent (5%) of PQ Milestone Payments (not
                        associated with completion of the Phase III Clinical Study as set forth in subsection (b)(i) and regulatory approval or approval for marketing as set forth in subsection (b)(ii)) received by Prana in excess of US$13,000,000. If, at the first approval for marketing a Product containing PQ in the US, the total amount of payments to PNG made under this subsection (b)(iii) is less than US$1,500,000, then Prana shall pay PNG the balance so that the payment due under this subsection
                        (b)(iii) equals US$l,500,000 in addition to any other payment due under subsection (b)(ii) at that time.

            (c) Procedure. The election of cash payments or ordinary shares of Prana under this Section 3.3 shall be made by Prana in its sole discretion. The number of ordinary shares of Prana, if elected to be issued, shall be based on the 30-day average ASX market closing price of Prana's ordinary shares prior to the date such CQ Milestone Payment or PQ Milestone Payment, as applicable, is payable. Ordinary shares of Prana issued pursuant to this Section 3.3 shall be issued pursuant to the terms of Section 3.2 hereof.

      3.4 Royalty Payments.

            (a) PNG.

                  (i) In the event that Lundbeck receives income either from sales or royalties associated with the sale of Other Products in any of the Lundbeck Territories, PNG shall cause Lundbeck to pay to PNG the amounts as stipulated in the Lundbeck Agreement as of July 19, 2002. PNG shall then pay to Prana two percent (2%) of all income PNG receives from net sales and royalties associated with such marketing of Other Products in the Lundbeck Territories.


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                  (ii)  PNG shall pay to Prana a royalty of six percent (6%) on
                        Net Sales of Other Products which are sold in the PNG Territories up to an aggregate US$20,000,000 in Net Sales in a given calendar year and a royalty of fifteen percent (15%) of Net Sales of Other Products which are sold in the PNG Territories for the portion of Net Sales in excess of US$20,000,000 in a given calendar year.

            (b) Prana. (i) Prana shall pay to PNG a royalty of three percent (3%) on Net Sales of Products which are sold in the Prana Territories.
      (ii) Prana shall also pay royalties to Lundbeck as provided by the "Licensor" obligations stated in provision 1 of Addendum III of the Lundbeck Agreement as of July 19, 2002.

            (c) Length of Royalty Payments. The royalties payable under subsections (a) and (b)(i) shall be paid on a country-by-country basis on each Product or Other Product, as applicable, from the First Commercial Sale until the expiration of all Assigned Patent Rights and/or PNG Patent Rights that cover such Product or Other Product, as applicable, in such country.

            (d) Royalties Payable Only Once. The obligation to pay royalties pursuant to this Section 3.4 is imposed only once with respect to the same unit of a Product or Other Product, as applicable; provided that the foregoing shall not limit Prana's obligation to pay royalties to both PNG and Lundbeck as required by subsection (b) above. Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable under this Agreement.

            (e) Sales to Affiliates and Sublicensees. Sales of Products or Other Products, as applicable, between a Party and its Affiliates, licensees, sublicensees or distributors, or among such Affiliates, licensees, sublicensees and distributors for resale to third parties shall not be subject to royalties under this Section 3.4 (except to the extent such exclusion is inconsistent with the royalty obligations to be paid by Prana to Lundbeck as provided in the Section 3.4(b)(ii)), but in such cases the royalties shall be calculated on the Net Sales by such Affiliates, licensees, sublicensees or distributors to a third party.

            (f) Reports and Accounting.

                  (i) Reports; Royalty & Milestone Payments. Each Party paying royalties and/or making milestone payments pursuant to
                        Section 3.3 to the other (the "Royalty Paying Party") shall deliver to the other Party (the "Royalty Receiving Party"), within sixty (60) days after the end of each calendar quarter with respect to royalties or within thirty (30) days after receipt of CQ Milestone Payment or PQ Milestone Payment pursuant to Section 3.3, as applicable, reasonably detailed written accountings of Net Sales of the Products, Other Products or milestone payments, as applicable, that are subject to payments due to the Royalty Receiving Party for such calendar quarter or reasonably detailed written description of the facts and circumstances related to any milestone payment;


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                        provided that Prana shall also provide PNG such
                        accountings with respect to amounts payable to Lundbeck pursuant to subsection (b)(ii) above to the extent such disclosures to PNG are not otherwise prohibited in writing by Lundbeck. Such royalty reports shall indicate gross sales on a country-by-country and product-by-product basis, the deductions from gross sales used in calculating Net Sales and the resulting calculation of royalties. When the Royalty Paying Party delivers such accountings to the Royalty Receiving Party, the Royalty Paying Party shall also deliver all royalty payments due under this Section 3.4 and milestone payments due under Section 3.3, as applicable, to the Royalty Receiving Party for the relevant period. With respect to sales of the Products or Other Products, as applicable, invoiced in United States Dollars, the sales and royalties payable shall be expressed in United States Dollars. With respect to sales of the Products or Other Products, as applicable, invoiced in a currency other than United States Dollars, the sales and royalties payable shall be expressed in their United States Dollar equivalent, calculated using the applicable conversion rates for buying United States dollars published by The Wall Street Journal (NY edition) on the last business day of the calendar quarter to which the royalty report relates. Milestones Prana elects to pay in cash shall be paid in United States dollars; and the amount of any milestones Prana elects to pay in ordinary shares of Prana (the total number of which shares shall be calculated pursuant to
                        Section 3.3(c)) shall expressed in their Australian Dollar equivalent, calculated using the applicable conversion rates for buying Australian dollars published by The Wall Street Journal (NY edition) on the last business day of the calendar quarter to which the milestone report relates.

                  (ii) Audits. The Royalty Paying Party shall keep, and shall require its Affiliates, licensees, sublicensees and distributors to keep, complete and accurate records of the latest three (3) years of sales to which royalties attach and activities to which milestone payments attach. For the sole purpose of verifying royalties or milestone payments payable to the Royalty Receiving Party, the Royalty Receiving Party shall have the right annually at its own expense (except as provided herein) to retain an independent certified public accountant selected by the Royalty Receiving Party and reasonably acceptable to the Royalty Paying Party, to review such records in the location(s) where such records are maintained by the Royalty Paying Party, its Affiliates, licensees, sublicensees or distributors, upon reasonable notice and during regular business hours and under obligations of confidence. Results of such review shall be made available to both Parties. If the review reflects an underpayment of royalties or milestone payments to the Royalty


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                        Receiving Party, such underpayment shall be promptly
                        remitted to the Royalty Receiving Party, together with interest calculated in the manner provided in Section 3.6, and the Parties shall share equally the reasonable cost of the review. If the underpayment is equal to or greater than five percent (5%) of the royalty and/or milestone amount that was otherwise due, the Royalty Paying Party shall promptly remit the underpayment with applicable interest to the Royalty Receiving Party and pay all of the costs of such review. If the review reflects an overpayment of royalties or milestone payments to the Royalty Receiving Party, the amount of such overpayment is creditable against future royalties or milestone payments, as applicable, owed by the Royalty Paying Party, to the extent applicable.

      3.5 Independence of Payments. As provided in the Settlement Agreement, the payment obligations in this Article 3 are independent of, and shall be made notwithstanding the outcome of, any inventorship evaluation conducted pursuant to such Settlement Agreement.

      3.6 Late Payments. A Party shall pay interest to the other Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate of twelve percent (12%) per annum.

      3.7 Blocked Payments. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for a paying Party or its Affiliates, licensees, sublicensees or distributors, to transfer, or have transferred on its behalf, royalties or other payments to the receiving Party, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of such receiving Party in a recognized banking institution designated by such receiving Party or, if none is designated by such receiving Party within a period of thirty (30)days, in a recognized banking institution selected by the paying Party or its Affiliates, licensees, sublicensees or distributors, as the case may be, and identified in a notice in writing given to such receiving Party.

      3.8 Taxes. Each Party shall be responsible for its own taxes levied on such Party by tax authorities within any applicable territory, including all sales, use, value added, withholding tax respecting such Party's income or other taxes payable with respect of amounts due by the other Party to such Party. Any such taxes which a paying Party is required to pay or withhold on behalf of the receiving Party shall be deducted from the amount of payment due, and the paying Party shall furnish the receiving Party with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld.

4.    LUNDBECK

      4.1 Lundbeck Amendment. The Parties acknowledge that PNG has entered into Addendum IV with Lundbeck, a copy of which is attached hereto as Exhibit B.


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      4.2 Lundbeck Agreement. During the term of this Agreement, PNG shall not enter into an amendment, supplement or other modification to the Lundbeck Agreement that in any manner affects Prana's rights or obligations as provided in this Agreement without the prior written consent of Prana.

      4.3 Lundbeck Option. PNG agrees that as of the Effective Date, and at any time prior to the exercise by Lundbeck of its option to obtain a license to market one or more Other Products in certain territories under the Lundbeck Agreement (the "Lundbeck Option"), Prana and Lundbeck can directly negotiate a deal resulting in Lundbeck not exercising the Lundbeck Option in all or part of the Option Territories as stipulated in the Lundbeck Agreement, subject to the terms of the Lundbeck Agreement.

      4.4 Reporting; Development.

            (a) Reporting. Prana or its designee will provide PNG and Lundbeck with status reports regarding the progress, if any, toward development of the Products within forty-five (45) days after each June 30 and December 31 during the Term (as defined below). Such reports will provide a written summary of any development progress during the past reporting period. In addition, Prana or its designee will report to PNG and Lundbeck without delay any results with respect to the Products deemed significant by Prana, and any marketing registrations obtained by Prana or its agents, collaborators or designee. Prana has no obligation to inform PNG or Lundbeck of the existence, development or status of any product other than the Products.

            (b) Development. For purposes of the research and development of Products, PNG hereby provides Prana and its licensees, sublicensees, agents, collaborators and designees a covenant not to sue on the PNG Patent Rights which would otherwise prevent Prana and/or its licensees, sublicensees, agents, collaborators and designees from researching and/or developing Products in the PNG Territories, Option Territories and/or the Lundbeck Territories.

      4.5 Other Products. PNG agrees that no restrictions shall be placed by means of the Lundbeck Agreement on Prana's ability to develop any other product regardless of whether that product may be viewed as having the ability to directly or indirectly compete with a CQ product or PQ product in the Prana Territory.

5.    NON-COMPETITION

      For a term of ten (10) years from the Effective Date, PNG will not directly, or indirectly through another on its behalf, research, develop, and/or commercialize alternative treatments for neurodegenerative diseases that might compete in the Prana Territories with the Products developed by Prana either alone, in any partnership or through any alliance, deal or agreement.

6.    INTELLECTUAL PROPERTY

      6.1 Unauthorized Activities. PNG agrees to act in the PNG Territories, to the extent allowable under applicable law, to prevent parallel or unauthorized importation, manufacture, use or commercialization of the Other Products in the Prana Territory. Prana agrees to act in the


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Prana Territories, to the extent allowable under applicable law, to prevent parallel or unauthorized importation, manufacture, use or commercialization of the Products in the PNG Territories.

      6.2 Prosecution and Maintenance of Assigned Patent Rights. Prana shall have the exclusive right and option to file and prosecute all patent applications and to maintain all patents comprising the Assigned Patent Rights, at Prana's sole expense. If Prana elects not to file and prosecute any such patent applications or maintain any such patents, it shall give PNG advance written notice to this effect reasonably sufficient to avoid any loss or forfeiture of such patent applications or patents and thereafter PNG may, upon written notice to Prana, file and prosecute such patent applications and maintain such patents in PNG's name, all at PNG's expense, and furthermore, such patent applications and patents (the "PNG Assumed Patent Rights") shall no longer be deemed Assigned Patent Rights for purposes of this Agreement or subject to the terms of this Agreement. Prana agrees to, and does hereby, sell, transfer and assign the PNG Assumed Patent Rights to PNG.

      6.3 Enforcement of Assigned Patent Rights. Prana shall have the exclusive right and option to enforce, at Prana's sole expense, the Assigned Patent Rights and to retain all damages and recoveries associated therewith in the Prana Territories.

      6.4 Cooperation. PNG agrees to reasonably cooperate with Prana, at Prana's sole expense, in the prosecution, maintenance and enforcement of the Assigned Patent Rights in the Prana Territories. Prana agrees to reasonably cooperate with PNG, at PNG's sole expense, in the prosecution, maintenance and enforcement of the PNG Assumed Patent Rights in the PNG Territories, including without limitation, by executing an assignment of such PNG Assumed Patent Rights in a form substantially similar to that attached hereto as Exhibit A (or such other form as required by the applicable authorities), without reference to a reversionary right or security interest, for recordation purposes.

      6.5 Notifications. Each Party will promptly notify the other in writing of any apparent infringement, misappropriation or other wrongful exploitation of either the Assigned Patent Rights or the PNG Patent Rights that comes to the attention of such Party. Furthermore, each Party will promptly notify the other Party with respect to the actions of such Party relating to any patent term extensions of Patent Rights.

7.    WARRANTIES AND DISCLAIMERS

      7.1 Representations of Authority. PNG and Prana each represents and warrants to the others that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

      7.2 Consents. PNG and Prana each represents and warrants that all necessary consents, approvals and authorizations of all government authorities and other persons and entities required to be obtained by such Party in connection with execution, delivery and performance of this Agreement have been and shall be obtained.

      7.3 No Conflict. PNG and Prana each represents and warrants that the execution and delivery of this Agreement and the performance of such Party's obligations (a) do not conflict


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with or violate any requirement of applicable laws or regulations, and (b) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of such Party, except to the extent waived in a written consent prior to the Effective Date.

      7.4 No Encumbrances. PNG represents and warrants that, to the best of its knowledge, (a) PNG, as of the Effective Date and as of the date of assignment of the Assigned Patent Rights pursuant to Section 2.1 and Section 2.2, has and will have the right to assign, and is no way encumbered in assigning, the patent rights listed on Schedule 1.2 (and as updated pursuant to Section 2.2), and (b) as of the Effective Date and the date of assignment of the Assigned Patent Rights pursuant to Section 2.1 and Section 2.2, such patent rights are and will be free and clear of any security interest or mortgage.

      7.5 Lundbeck Agreement. PNG represents and warrants that a true, correct and complete copy of the Lundbeck Agreement, including all amendments thereto, is set forth in Exhibit C, and the Lundbeck Agreement is in full force and effect.

      7.6 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE SECURITY AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT,
MERCHANTABILITYAND FITNESS FOR A PARTICULAR PURPOSE.

8.    CONFIDENTIALITY

      The terms of this Agreement are subject to the confidentiality obligations set forth in Section 1 of the Settlement Agreement.

9.    TERM AND TERMINATION

      9.1 Term. This Agreement is effective as of the Effective Date, and remains in effect until the expiration of all payment obligations set forth in
Section 3, except as set forth in Section 9.2 (the "Term").

      9.2 Termination. This Agreement terminates with respect to Assigned Patent Rights that have reverted to PNG and are no longer deemed Assigned Patent Rights, as provided in Section 2.4. Except as described in this Section 9.2, there is no right to terminate this Agreement.

      9.3 Survival. Upon expiration or termination of this Agreement for any reason, nothing in this Agreement shall be construed to release either Party from any obligations that matured prior to the Effective Date or expiration or termination; and the following provisions shall expressly survive any such expiration or termination: 2.1 (except in the event of a termination under Section 9.2); 3 (to the extent payment obligations remain outstanding); 3.4(f)(ii), 4.4(b) (with respect to activities of Prana performed prior to expiration or termination hereof), 7.6, 8,9, 10, and 11 (excluding Section 11.4).


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10.   ARBITRATION.

      Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved pursuant to the terms of Section 2.4 of the Settlement Agreement.

11.   GENERAL PROVISIONS

      11.1 Remedies. The Parties agree and acknowledge that, effective as of the Effective Date, except as set forth in Section 2.4 and in the Security Agreement, the assignment of the Assigned Patent Rights pursuant to this Agreement is final and irrevocable and shall in no way be modified, altered or subject to any limitation, notwithstanding any alleged breach by Prana of any provision hereunder, any alleged breach or default of any other obligation owed to PNG, or termination of all or any portion of this Agreement for any reason. PNG agrees and understands that PNG's sole and exclusive remedies with respect to (a) the occurrence of a Material Obligation Failure as defined by Section 1.12(a) is the Reversion Right and the rights available under the Security Interest as set forth in the Security Agreement and the right to receive the costs, including reasonable legal fees, incurred by PNG in enforcing its rights,
(b) the occurrence of a Material Obligation Failure as defined by Section 1.12(b) is the Reversion Right and the rights available under the Security Interest as set forth in the Security Agreement, the right to receive the royalty or milestone payments (the failure of which caused the Material Obligation Failure), interest on such payments, and the costs, including reasonable legal fees, incurred by PNG in enforcing its rights, and (c) failure to prosecute the Assigned Patent Rights are the rights of PNG described in
Section 6.2.

      11.2 Equitable Relief. Except as set forth in Section 11.1, each Party acknowledges that a breach by it of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by such Party of any of the provisions contained in this Agreement shall cause the other Party irreparable injury and damage. By reason thereof, each Party acknowledges and agrees that the other Party shall be entitled in such cases in addition to, and not in lieu of, any other remedies it may have under this Agreement or otherwise, under the dispute resolution provisions set forth in Section 10 to preliminary and permanent injunctive relief and any other available equitable relief to prevent or curtail any breach of this Agreement by the other Party or specifically to enforce the performance of the other Party under this Agreement without the necessity of posting any bond or other security; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

      11.3 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of New York and the United States.

      11.4 Assignment. No Party may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the merger, sale or transfer of all or substantially all of the business and assets of a Party. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party. Any attempted assignment in violation of this section shall be null and void.

Execution Version

      11.5 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including, without limitation, the Base Term Sheet, dated April 7, 2004, among the Parties. Any amendment or modification to this Agreement shall be made in writing signed by all Parties.

      11.6 Notices.

      Notices to Prana shall be addressed to:

      Prana Biotechnology Limited
      Level 2, 369 Royal Parade
      Parkville 3052, Victoria, Australia
      Attention: Chairman
      Facsimile No.: (61) 3 9349 0377

      with a copy to:

      Prana Biotechnology Limited
      Level 2, 369 Royal Parade
      Parkville 3052, Victoria, Australia
      Attention: Vice President, Intellectual Property
      Facsimile No: (61) 3 9349 0377

      Notices to PNG shall be addressed to:

      P.N. Gerolymatos S.A.
      13, Askliplou str.
      145 68 Kryoneri Athens, Greece
      Attention: Avraam Manouach
      Facsimile No.: (+30 - 210) 81 61 956

      with a copy to:

      Jones Day
      222 East 41st Street
      New York, New York 10021 USA
      Attention: Adriane M. Antler, Esq., Ph.D.
      Facsimile No: (212) 755-7306

Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission and confirmed by regular mail, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

Execution Version

      11.7 Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for Prana or PNG to act as agent for the others.

      11.8 Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

      11.9 No Implied Waivers: Rights Cumulative. No failure on the part of a Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

      11.10 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

      11.11 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      11.12 No Consequential Damages. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT OR FROM A PARTY'S BREACH OF SECTION 8 ("CONFIDENTIALITY") HEREOF, NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

      11.13 Further Assurances. At any time and from time to time after the date hereof, at a Party's request and sole expense, the other Party promptly shall execute and deliver, and shall cause its Affiliates and employees, to execute and deliver, such instruments, and take such other reasonable action, as the requesting Party may reasonably request more effectively to carry out the purpose and intent of this Agreement.

                            [Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

P.N. GEROLYMATOS S.A.                   PRANA BIOTECHNOLOGY LIMITED


By: /s/ P. Gerolymatos                  By: /s/ Geoffrey Kempler
   ---------------------------------       --------------------------------

Name: P. Gerolymatos                    Name: Geoffrey Kempler
     -------------------------------         ------------------------------

Title: President & Managing Director    Title: Executive Chairman
      ------------------------------          -----------------------------

Date: July 28, 2004                     Date: July 28, 2004

         [Signature Page to Patent Assignment and Settlement Agreement]

Execution Version

                                  Schedule 1.2

                             Assigned Patent Rights

--------------------------------------------------------------------------------
         Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Japan                  1998-509541
--------------------------------------------------------------------------------
          Japan                  2000-507371
--------------------------------------------------------------------------------
           USA                    09/485,909                 6,670,369
--------------------------------------------------------------------------------
          Japan                  2000-592001
--------------------------------------------------------------------------------
           USA                    10/098,922
--------------------------------------------------------------------------------
           USA                    09/023,544                 6,001,852
--------------------------------------------------------------------------------
           USA                    09/023,543                 5,980,914
--------------------------------------------------------------------------------
           USA                    09/023,542                 5,994,323
--------------------------------------------------------------------------------
           USA                    10/717,182
--------------------------------------------------------------------------------

Execution Version

                                  Schedule 1.20

PNG Patent Rights (PNG Territories, Option Territories and Lundbeck Territories)

Title: Use of the chelating agent clioquinol for the manufacture of the pharmaceutical composition for the treatment of Alzheimer's disease

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Austria                                           AT E 205086 T
--------------------------------------------------------------------------------
          Belgium                                            BE 959888 T
--------------------------------------------------------------------------------
  Switzerland/Liechtenstein                                  CH 959888 T
--------------------------------------------------------------------------------
          Germany                                           DE 69706566 T
--------------------------------------------------------------------------------
          Denmark                                            DK 959888 T
--------------------------------------------------------------------------------
           Spain                                             ES 2192319 T
--------------------------------------------------------------------------------
          Finland                                            FI 959888 T
--------------------------------------------------------------------------------
          France                                             FR 959888 T
--------------------------------------------------------------------------------
      United Kingdom                                         GB 959888 T
--------------------------------------------------------------------------------
          Greece                                             GR 959888 T
--------------------------------------------------------------------------------
          Ireland                                            IE 959888 T
--------------------------------------------------------------------------------
          Italy                                              IT 959888 T
--------------------------------------------------------------------------------
        Luxembourg                                           LU 959888 T
--------------------------------------------------------------------------------
          Monaco                                             MC 959888 T
--------------------------------------------------------------------------------
        Netherlands                                          NL 959888 T
--------------------------------------------------------------------------------
         Portugal                                            PT 959888 T
--------------------------------------------------------------------------------
          Sweden                                             SE 959888 T
--------------------------------------------------------------------------------
         Romania                                              RO 959888
--------------------------------------------------------------------------------
         Slovenia                                             SI 959888
--------------------------------------------------------------------------------
       Czech republic             PV 1999-484                 CZ 29244
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
         Country                 Application No.              Patent No.
--------------------------------------------------------------------------------
      Czech republic              PV 2003-499
--------------------------------------------------------------------------------
         Hungary                   P9903906
--------------------------------------------------------------------------------
         Iceland                     4972                      IS 1907
--------------------------------------------------------------------------------
         Norway                    19990595
--------------------------------------------------------------------------------
         Poland                    P33 1822
--------------------------------------------------------------------------------
         Russia                    99105213                   RU 2193406
--------------------------------------------------------------------------------
         Turkey                   1999/00293
--------------------------------------------------------------------------------
        Singapore                    63876                     SG 63876
--------------------------------------------------------------------------------
         Israel                     128416
--------------------------------------------------------------------------------
        Australia                  36324/97                    AU 720643
--------------------------------------------------------------------------------
         Brazil                  PI97 11194-5
--------------------------------------------------------------------------------
         Canada                    2,264,097
--------------------------------------------------------------------------------
         China                     97197919.7              CN ZL 97197919.7
--------------------------------------------------------------------------------
         Mexico                     991466                      208764
--------------------------------------------------------------------------------
       New Zealand                  334124                     NZ 334134
--------------------------------------------------------------------------------
       South Korea                7001196/99
--------------------------------------------------------------------------------
     Slovak Republic              PVO 179-99                   SK 283117
--------------------------------------------------------------------------------
        Hong Kong                 00101601.9
--------------------------------------------------------------------------------

Title: Use of Phanquinone for the treatment of Alzheimer's disease

--------------------------------------------------------------------------------
         Country                 Application No.              Patent No.
--------------------------------------------------------------------------------
         Austria                                            AT E 217191 T
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Belgium                                            BE 1007040 T
--------------------------------------------------------------------------------
  Switzerland/Liechtenstein                                  CH 1007040 T
--------------------------------------------------------------------------------
          Cyprus                                             CY 1007040 T
--------------------------------------------------------------------------------
          Germany                                            DE 69805305 T
--------------------------------------------------------------------------------
          Denmark                                            DK 1007040 T
--------------------------------------------------------------------------------
           Spain                                             ES 2177024 T
--------------------------------------------------------------------------------
          Finland                                            FI 1007040 T
--------------------------------------------------------------------------------
          France                                             FR 1007040 T
--------------------------------------------------------------------------------
      United Kingdom                                         GB 1007040 T
--------------------------------------------------------------------------------
          Greece                                             GR 1007040 T
--------------------------------------------------------------------------------
          Ireland                                            IE 1007040 T
--------------------------------------------------------------------------------
          Italy                                              IT 1007040 T
--------------------------------------------------------------------------------
        Luxembourg                                           LU 1007040 T
--------------------------------------------------------------------------------
          Monaco                                             MC 1007040 T
--------------------------------------------------------------------------------
        Netherlands                                          NL 1007040 T
--------------------------------------------------------------------------------
         Portugal                                            PT 1007040 T
--------------------------------------------------------------------------------
          Sweden                                             SE 1007040 T
--------------------------------------------------------------------------------
         Albania                                              AL 1007040
--------------------------------------------------------------------------------
        Lithuania                                             LT 1007040
--------------------------------------------------------------------------------
         Latvia                                               LV 1007040
--------------------------------------------------------------------------------
          FYROM                                               MK 1007040
--------------------------------------------------------------------------------
         Romania                                              RO 1007040
--------------------------------------------------------------------------------
         Slovenia                                             SI 1007040
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
         Country                 Application No.              Patent No.
--------------------------------------------------------------------------------
        Australia                   81241/92                   AU741782
--------------------------------------------------------------------------------
        Hong Kong                  01100873.1
--------------------------------------------------------------------------------
          Israel                     134236
--------------------------------------------------------------------------------
       South Korea                2000-7001576
--------------------------------------------------------------------------------
        Singapore                 2000 00483-8                 SG 70572
--------------------------------------------------------------------------------
          Turkey                    2000/455                TR 2000 00455 B
--------------------------------------------------------------------------------
         Bulgaria                    107179
--------------------------------------------------------------------------------
          Brazil                   PI 9814945
--------------------------------------------------------------------------------
          Canada                    2,301,706
--------------------------------------------------------------------------------
          China                    98808292.6
--------------------------------------------------------------------------------
     Czech Republic                2000-507371
--------------------------------------------------------------------------------
         Eurasia                    200000242                  EA 002526
--------------------------------------------------------------------------------
         Hungary                    P0004334
--------------------------------------------------------------------------------
         Iceland                      5356
--------------------------------------------------------------------------------
         Mexico                       1459
--------------------------------------------------------------------------------
         Norway                     200000771
--------------------------------------------------------------------------------
       New Zealand                   502565                    NZ 502565
--------------------------------------------------------------------------------
         Poland                      P338673
--------------------------------------------------------------------------------
     Slovak republic                 2062000
--------------------------------------------------------------------------------
         Ukrania                   20000031381                 UA 59412
--------------------------------------------------------------------------------

Title: Use of Phanquinone for the treatment or prevention of memory impairment

--------------------------------------------------------------------------------
          Country                Application No.               Patent No.
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
         Argentina                 P 000100046
--------------------------------------------------------------------------------
           Chile                    0028-2000
--------------------------------------------------------------------------------
         Hong Kong                  0212678.3
--------------------------------------------------------------------------------
           Israel                    143903
--------------------------------------------------------------------------------
        South Korea              10-2001-7008578
--------------------------------------------------------------------------------
         Singapore                 200103772-0                 SG 81714
--------------------------------------------------------------------------------
           Turkey                  2001 01892               TR 2001 01892B
--------------------------------------------------------------------------------
            EPC                    00900025.8
--------------------------------------------------------------------------------
           Brazil                 PI 0008241-4
--------------------------------------------------------------------------------
           Canada                    2358487
--------------------------------------------------------------------------------

Execution Version

                                 Schedule 2.2(a)

         Patent Rights in Lundbeck Territories as of the Effective Date

--------------------------------------------------------------------------------
           Country                Application No.             Patent No.
--------------------------------------------------------------------------------
     None-no countries in
Lundbeck Territories as of the
       Effective Date
--------------------------------------------------------------------------------

Execution Version

                                 Schedule 2.2(b)

          Patent Rights in Option Territories as of the Effective Date

Title: Use of the chelating agent clioquinol for the manufacture of the pharmaceutical composition for the treatment of Alzheimer's disease.

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Austria                                           AT E 205086 T
--------------------------------------------------------------------------------
          Belgium                                            BE 959888 T
--------------------------------------------------------------------------------
  Switzerland/Liechtenstein                                  CH 959888 T
--------------------------------------------------------------------------------
          Germany                                           DE 69706566 T
--------------------------------------------------------------------------------
          Denmark                                            DK 959888 T
--------------------------------------------------------------------------------
           Spain                                             ES 2192319 T
--------------------------------------------------------------------------------
          Finland                                            FI 959888 T
--------------------------------------------------------------------------------
          France                                             FR 959888 T
--------------------------------------------------------------------------------
      United Kingdom                                         GB 959888 T
--------------------------------------------------------------------------------
          Ireland                                            IE 959888 T
--------------------------------------------------------------------------------
          Italy                                              IT 959888 T
--------------------------------------------------------------------------------
        Luxembourg                                           LU 959888 T
--------------------------------------------------------------------------------
          Monaco                                             MC 959888 T
--------------------------------------------------------------------------------
        Netherlands                                          NL 959888 T
--------------------------------------------------------------------------------
         Portugal                                            PT 959888 T
--------------------------------------------------------------------------------
          Sweden                                             SE 959888 T
--------------------------------------------------------------------------------
         Romania                                              RO 959888
--------------------------------------------------------------------------------
         Slovenia                                             SI 959888
--------------------------------------------------------------------------------
      Czech republic               PV 1999-484                CZ 29244
--------------------------------------------------------------------------------
      Czech republic               PV 2003-499
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
         Country                 Application No.              Patent No.
--------------------------------------------------------------------------------
         Hungary                   P9903906
--------------------------------------------------------------------------------
         Iceland                     4972                      IS 1907
--------------------------------------------------------------------------------
         Norway                    19990595
--------------------------------------------------------------------------------
         Poland                    P331822
--------------------------------------------------------------------------------
         Russia                    99105213                   RU 2193406
--------------------------------------------------------------------------------
        Australia                  36324/97                    AU 720643
--------------------------------------------------------------------------------
         Brazil                  PI9711194-5
--------------------------------------------------------------------------------
         Canada                    2,264,097
--------------------------------------------------------------------------------
         China                     97197919.7              CN ZL 97197919.7
--------------------------------------------------------------------------------
         Mexico                     991466                      208764
--------------------------------------------------------------------------------
       New Zealand                  334124                     NZ 334134
--------------------------------------------------------------------------------
     Slovak Republic               PVO179-99                   SK 283117
--------------------------------------------------------------------------------

Title: Use of Phanquinone for the treatment of Alzheimer's disease

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Austria                                            AT E 217191 T
--------------------------------------------------------------------------------
          Belgium                                            BE 1007040 T
--------------------------------------------------------------------------------
  Switzerland/Liechtenstein                                  CH 1007040 T
--------------------------------------------------------------------------------
          Germany                                            DE 69805305 T
--------------------------------------------------------------------------------
          Denmark                                            DK 1007040 T
--------------------------------------------------------------------------------
           Spain                                             ES 2177024 T
--------------------------------------------------------------------------------
          Finland                                            FI 1007040 T
--------------------------------------------------------------------------------
          France                                             FR 1007040 T
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
      United Kingdom                                         GB 1007040 T
--------------------------------------------------------------------------------
          Ireland                                            IE 1007040 T
--------------------------------------------------------------------------------
          Italy                                              IT 1007040 T
--------------------------------------------------------------------------------
        Luxembourg                                           LU 1007040 T
--------------------------------------------------------------------------------
          Monaco                                             MC 1007040 T
--------------------------------------------------------------------------------
        Netherlands                                          NL 1007040 T
--------------------------------------------------------------------------------
         Portugal                                            PT 1007040 T
--------------------------------------------------------------------------------
          Sweden                                             SE 1007040 T
--------------------------------------------------------------------------------
         Albania                                              AL 1007040
--------------------------------------------------------------------------------
        Lithuania                                             LT 1007040
--------------------------------------------------------------------------------
         Latvia                                               LV 1007040
--------------------------------------------------------------------------------
          FYROM                                               MK 1007040
--------------------------------------------------------------------------------
         Romania                                              RO 1007040
--------------------------------------------------------------------------------
         Slovenia                                             SI 1007040
--------------------------------------------------------------------------------
        Australia                   81241/92                   AU741782
--------------------------------------------------------------------------------
         Bulgaria                    107179
--------------------------------------------------------------------------------
          Brazil                   PI 9814945
--------------------------------------------------------------------------------
          Canada                    2,301,706
--------------------------------------------------------------------------------
          China                    98808292.6
--------------------------------------------------------------------------------
     Czech Republic                2000-507371
--------------------------------------------------------------------------------
         Eurasia                    200000242                  EA 002526
--------------------------------------------------------------------------------
         Hungary                    P0004334
--------------------------------------------------------------------------------
         Iceland                      5356
--------------------------------------------------------------------------------

Execution Version

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Mexico                      1459
--------------------------------------------------------------------------------
          Norway                    200000771
--------------------------------------------------------------------------------
       New Zealand                   502565                   NZ 502565
--------------------------------------------------------------------------------
          Poland                     P338673
--------------------------------------------------------------------------------
     Slovak republic                 2062000
--------------------------------------------------------------------------------
         Ukrania                   20000031381                UA 59412
--------------------------------------------------------------------------------

Title: Use of Phanquinone for the treatment or prevention of memory impairment

--------------------------------------------------------------------------------
          Country                Application No.              Patent No.
--------------------------------------------------------------------------------
         Argentina                 P 000100046
--------------------------------------------------------------------------------
           Chile                    0028-2000
--------------------------------------------------------------------------------
 EPC (for countries within
    Option Territories)            00900025.8
--------------------------------------------------------------------------------
           Brazil                 PI 0008241-4
--------------------------------------------------------------------------------
           Canada                    2358487
--------------------------------------------------------------------------------

                                    EXHIBIT A

                                PATENT ASSIGNMENT

      For ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, P.N. GEROLYMATOS S.A. ("ASSIGNOR"), hereby sells, assigns, transfers, and sets over its entire right, title, and interest in and to the Assigned Patent Rights (as set forth below), and all patents issuing therefrom and including all divisionals, renewals, substitutions, continuations, continuations-in-part filed as of the date hereof, reissues, reexaminations, extensions, refilings, any patent or reissues of any patent of said Assigned Patent Rights and rights to sue for infringement thereof, past and present to Prana Biotechnology Limited ("ASSIGNEE") and its successors and assigns; provided that such assignment is, and remains, subject to a security interest and certain rights of reversion granted by ASSIGNEE in favor of ASSIGNOR, the applicable provisions of which rights of reversion are described on Exhibit A attached hereto.

      Assigned Patent Rights: See Schedule 1 attached hereto.

      At any time and from time to time after the date hereof, at ASSIGNEE'S request and expense, ASSIGNOR promptly shall execute and deliver, and shall cause its Affiliates and employees to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action as ASSIGNEE may reasonably request to more effectively transfer, convey and assign to ASSIGNEE, and to confirm ASSIGNEE'S title to, all of the Assigned Patent Rights.

IN WITNESS WHEREOF, ASSIGNOR has hereunto set its hand and seal on the date below.

                                             P.N. GEROLYMATOS S.A.

                                             By:
                                                ----------------------------
                                             Date:
                                                  --------------------------

[NOTARY]

Execution Version

Exhibit A to Patent Assignment from P.N. Gerolymatos S.A. to Prana Biotechnology
                                     Limited

      The following is a description of the security interest and reversion rights with respect to the Assigned Patent Rights. The description shall not in any way be deemed a modification of the actual rights granted under the Patent Assignment Agreement or the Security Agreement (each as defined herein). If there is any conflict between the description below and the terms of the Patent Assignment Agreement or the Security Agreement, the terms of the Patent Assignment Agreement and Security Agreement shall govern.

Defined Terms

Clioquinol or CQ means 5-Chloro-7-iodo-8-quinolinol.

Derivative means those metal protein attenuating compounds other than CQ or PQ that are claimed in a list of patent applications agreed upon by PNG and Prana.

Effective Date means July 28, 2004.

FDA means the United States Food and Drug Administration, or a successor agency thereto.

Material Obligation Failure means (a) the failure of Prana within eight (8) years of the Effective Date to begin a new Phase 11 Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative or (b) the failure of Prana to make any royalty or milestone payments as provided in the Patent Assignment Agreement that are not disputed in good faith and to cure such failure within the cure period set forth in Section 2.4.

Patent Assignment Agreement means the Patent Assignment and Settlement Agreement, dated as of July 28, 2004, by and between P.N. Gerolymatos S.A. ("PNG") and Prana Biotechnology Limited ("Prana").

Phanquinone or PQ means 4,7-Phenanthroline-5,6-dione.

Product means any product containing either CQ or PQ, that, or the use of which, is covered by the claims of the Assigned Patent Rights.

Phase I1 Clinical Study means a study of a Product containing either CQ or PQ in patients to determine initial efficacy and dosing regimen.

Regulatory Authority means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing and sale of therapeutic product in a country, including the FDA.

Execution Version

Security Agreement means the Patent Rights Security Agreement, dated as of July 28, 2004, between Prana and PNG.

Section 2.4 of the Patent Assignment Agreement: Reversion Right.

      (a) The Assigned Patent Rights are subject to a reversion right as provided in this Section 2.4 (the "Reversion Right").

      (b) Prana agrees that, subject to the terms of this subsection (b), upon the occurrence of a Material Obligation Failure hereunder that remains uncured for thirty (30) days following written notice of such failure, (i) subject to the Third Party Rights (as defined in Section 2.6) and Section 2.4(d), the ownership rights in the Assigned Patent Rights shall revert back to PNG, and (ii) effective as of the end of such thirty (30)-day period, Prana does hereby, sell, transfer and assign to PNG such Assigned Patent Rights, which thereafter shall be PNG Patent Rights. If Prana disputes whether a Material Obligation Failure has occurred, it shall institute the dispute resolution procedures set forth in the Patent Assignment Agreement prior to the end of such thirty (30)-day cure period, and any reversions of the Assigned Patent Rights shall be suspended pending completion of such dispute resolution procedure; provided that the institution of such procedures shall not in any manner extend the time period of curing any Material Obligation Failure. Effective upon the written certification by Prana that Prana has within the eight (8) year period after the Effective Date begun a new Phase 11 Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative, the Reversion Right with respect to a Material Obligation Failure described in subsection (a) of the Material Obligation Failure definition will terminate; provided that Prana will provide PNG with such additional proof with respect of the contents of the foregoing certification as PNG may reasonably request and any dispute as to whether Prana's beginning of such new Phase 11 Clinical Study as provided above shall be resolved in accordance with the dispute resolution provisions of the Patent Assignment Agreement, and termination of the Reversion Right shall be suspended pending completion of such dispute resolution procedure.

      (c) Notwithstanding anything contained herein to the contrary, in the event a Material Obligation Failure occurs due to the failure of Prana to make payments pursuant to the Patent Assignment Agreement, the reversion of Assigned Patent Rights to PNG hereunder shall occur only with respect to Assigned Patent Rights (irrespective of inventorship) in those territories in which the events triggering Prana's payment obligations under the Patent Assignment Agreement arise and in which Prana's failure to make such payments results in a Material Obligation Failure, and Prana shall retain its ownership rights, subject to the Reversion Right and the Security Interest (as defined herein), in and to the Assigned Patent Rights in all of the remaining countries of the Prana Territory in which Prana has complied with its payment obligations pursuant to the Patent Assignment Agreement.

      (d) Upon reversion of any Assigned Patent Rights in accordance with
      Section 2.4(b), all outstanding licenses (and related sublicenses) will survive and be assigned by Prana to

Execution Version

      PNG, subject to the prior written consent of PNG and the affected licensees (and related sublicensees).

      (e) Upon the reversion of an Assigned Patent Right to PNG pursuant hereto, such Patent Right shall no longer be deemed an Assigned Patent Right for purposes of this Agreement.

Section 2.5 of the Patent Assignment Agreement: Security Agreement. The Assigned Patent Rights are subject to the security interest in the Assigned Patent Rights granted to PNG pursuant to the Security Agreement (the "Security Interest"). In no event shall the Reversion Right or Security Interest limit Prana's ability to license the Assigned Patent Rights to a third party in accordance with Section
2.6 below.

Section 2.6 of the Patent Assignment Agreement: Grant of Rights.

      (a) Transfer Restrictions. During the term of this Agreement, Prana may transfer, sell, assign, encumber, pledge, mortgage, license, sublicense, grant rights to prosecute and enforce and covenants not to sue and otherwise grant rights in and to and otherwise encumber in any way or nature the Assigned Patent Rights (collectively, the "Third Party Rights"), subject to the Reversion Right, Security Interest and the obligations of this Agreement; provided, that

            (i) in the event of the sale by Prana of any of the Assigned Patent Rights or all or substantially all of Prana assets (including the Assigned Patent Rights) or ownership interest of Prana, or merger of Prana, the assignee of the Assigned Patent Rights assumes in writing the obligations of Prana under this Agreement; and

            (ii) in the event of the mortgage, pledge or grant of a security interest in any of the Assigned Patent Rights by Prana, the mortgagee, pledgee or secured party provide to PNG written acknowledgement of the priority of the Reversion Right and Security Interest; and

            (iii) in the event of the license of any of the Assigned Patent Rights, Prana shall (A) provide in the license agreements that the Assigned Patent Rights are subject to the Reversion Right granted in
            Section 2.4 and the Security Interest granted in the Security Agreement and the licenses shall survive in accordance with the terms of Section 2.4(d); and (B) grant such licenses limited to the Prana Territories and subject to the terms of this Agreement.

      (b) Third Party Rights. Except as otherwise may occur pursuant to Section 2.4(d), the exercise by PNG of its rights under the Patent Assignment Agreement and the Security Agreement will not terminate or otherwise restrict Third Party Rights, and PNG shall take the Assigned Patent Rights subject to any and all Third Party Rights.

      (c) Review of Agreements. PNG shall have the right to review any third party agreement entered into by Prana granting rights with respect to the Assigned Patent Rights (whether such agreement transfers, sells, assigns, encumbers, pledges, mortgages,

Execution Version

      licenses, sublicenses, grants rights to prosecute or enforce and covenants not to sue) prior to Prana signing such an agreement, subject to written obligations of confidentiality and non-use that are consistent with those contained in the Patent Assignment Agreement. The final decision on the agreement's terms and conditions (in accordance with the foregoing), timing and the third party remains solely at Prana's discretion. Upon execution of each agreement or any amendment thereto, Prana shall provide PNG with a copy of such executed agreement and any amendment thereto.

      (d) Right to Cure. Each holder of a Third Party Right has the right, but not the obligation, to perform the obligations of Prana under this Agreement to avoid a Material Obligation Failure. PNG agrees to accept the performance by holders of Third Party Rights of Prana obligations under this Agreement in the place of Prana.

      (e) Licenses for No Consideration. Notwithstanding anything herein to the contrary, Prana shall not enter into any agreements to license or sublicense for no consideration, without the prior written consent of PNG, except if such license or sublicense is for the sole purpose of research and development of Products.

Section 1 of the Security Agreement: Grant of Security Interest.

      a. As collateral security for the prompt and complete payment, performance and observance of all of the Obligations (defined below), Prana hereby grants to PNG a security interest in all of Prana's right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under all of the following (collectively, the "Collateral"): the Assigned Patent Rights.

      b. In furtherance of and without limiting the generality of foregoing, if new patent rights are added to the Assigned Patent Rights because of the addition of new territories in accordance with the Patent Assignment Agreement, the provisions of the Security Agreement shall automatically apply with respect to such new Assigned Patent Rights, and Prana hereby grants to the Secured Party a security interest in all of Prana's right, title and interest in, to and under such new Assigned Patent Rights, which shall be deemed to be part of the Collateral. PNG acknowledges that Prana's rights in the Collateral are subject to the terms of third party agreements entered into by Prana prior to the Effective Date with respect to the Assigned Patent Rights.

      c. For purposes of this Agreement, "Obligation(s)" means the obligations of Prana (i) within eight (8) years of the Effective Date to begin a new Phase II Clinical Study (excluding any such studies begun before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative and (ii) to make royalty or milestone payments as provided in the Patent Assignment Agreement that are not disputed in good faith. The parties hereto further agree that the Obligations secured hereby shall also include Prana's obligations to PNG under any arbitral award or a judgment of any court granted to PNG in respect of Prana's breach of any of the foregoing Obligations, subject to the limitations set forth in the Patent Assignment Agreement.

      d. Notwithstanding the terms of Section l(a) or any other provision of the Security Agreement, Prana shall not be limited in any manner in its ability to grant rights to third parties

Execution Version

under the Assigned Patent Rights pursuant to Section 2.6 of the Patent Assignment Agreement. All rights of the Secured Party under Sections l(a) and
(b) shall be subject to the Third Party Rights as provided in Section 2.4 of the Patent Assignment Agreement.

      e. Effective upon the written certification by Prana that Prana has within the eight (8) year period after the Effective Date begun a new Phase II Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative, the Obligations described in Section l(c)(i) will terminate in accordance with the terms of
Section 2.4(b) of the Patent Assignment Agreement and no longer constitute an Obligation hereunder.

Execution Version

                                   Schedule 1

--------------------------------------------------------------------------------
         Country                Application No.              Patent No.
--------------------------------------------------------------------------------
          Japan                  1998-509541
--------------------------------------------------------------------------------
          Japan                  2000-507371
--------------------------------------------------------------------------------
           USA                    09/485,909                 6,670,369
--------------------------------------------------------------------------------
          Japan                  2000-592001
--------------------------------------------------------------------------------
           USA                    10/098,922
--------------------------------------------------------------------------------
           USA                    09/023,544                 6,001,852
--------------------------------------------------------------------------------
           USA                    09/023,543                 5,980,914
--------------------------------------------------------------------------------
           USA                    09/023,542                 5,994,323
--------------------------------------------------------------------------------
           USA                    10/717,182
--------------------------------------------------------------------------------

Execution Version

                                    EXHIBIT B

                                   Addendum IV

                                    ADDENDUM

Pursuant to the Patent License Agreement entered into between P.N. Gerolymatos S.A. (referred to as "Licensor") and H. Lundbeck A/S (referred to as "Lundbeck") dated 26th July 1999, as amended by Addendum I, dated April 14, 2000 ("Addendum I"), Addendum II, dated February 18, 2002 ("Addendum II"), and Addendum III, dated July 19, 2002 ("Addendum II") (collectively, the "Patent License Agreement"), it is hereby irrevocably and unreservedly confirmed, that Lundbeck agrees to the exclusion of the Territory of the United States of America from the Territory of Lundbeck as the Territory of a license agreement concerning marketing of pharmaceutical products containing Clioquinol or Phanquinone.

It is further understood and explicitly agreed that the exclusion of the USA from the Territory shall be considered made on the basis of the option granted to Licensor according to Article 3.3.1 of the Addendum I and Article 3.4.1 of Addendum I1 to the Patent License Agreement and all other terms and arrangements stipulated in the aforementioned Patent License Agreement and relevant Addenda, including indicatively payment of royalties etc., will remain unaltered except as provided below.

The Parties hereby agree that references to "Licensor" in Sections 2 and 3.1 of Addendum I and Sections 2 and 3.2 of Addendum I1 shall be construed to mean "Licensor or Prana Biotechnology Limited ("Prana") or the designee of Prana" solely with respect to the USA, Japan, and Taiwan. With respect to countries outside the USA, Japan, and Taiwan, Licensor shall remain obligated under the terms of Sections 2 and 3.1 of Addendum I and Sections 2 and 3.2 of Addendum 11, except as otherwise agreed in writing by Prana and Licensor, in which case Lundbeck shall accept performance by Prana of such agreed obligations as the designee of Licensor. Except as provided here, the Parties agree that the term "Licensor" in the Patent License Agreement shall not include Prana.

H. LUNDBECK A/S


By: /s/ STIG LOKKE PEDERSEN
    -----------------------------
Name:  STIG LOKKE PEDERSEN
Title: EVP


P.N. GEROLYMATOS S.A.


By: /s/ P.N. GEROLYMATOS
    -----------------------------
Name:  P.N. GEROLYMATOS
Title: President

Execution Version

                                    EXHIBIT C

                               Lundbeck Agreement

                            PATENT LICENSE AGREEMENT

                                     Between

                              P.N. Gerolymatos S.A.
                               13 Askliplou Street
                              14568 Kryoneri Attika
                                     Greece
                     (hereinafter referred to as "Licensor")

                                       and

                                 H. Lundbeck A/S
                                  Ottiliavej 9
                            DK-2500 Copenhagen-Valby
                                     Denmark
                     (hereinafter referred to as "Lundbeck")

PREAMBLE:

WHEREAS Licensor is the owner of certain know how and other relevant intellectual property rights as well as patent applications in various European and other countries covering the use of the chemical compounds Clioquinol and Phanquinone and possesses the right to license the rights granted herein with regard to these compounds, both compounds anticipated to be active within indications of Alzheimer's Disease, Parkinson's Disease and other indications;

WHEREAS, Lundbeck wishes to obtain from Licensor for global exploitation certain rights relating to Clioquinol, Phanquinone and Licensed Patents, Know-how generated and other intellectual property rights possessed;

WHEREAS, Lundbeck intends to undertake the investigations and, possibly the further development and the subsequent possible marketing of Clioquinol and/or Phanquinone;

WHEREAS, The Parties prior to entering into this Agreement have signed a Letter of Intent dated 26 April 1999;

NOW THEREFORE and in consideration of the mutual covenants contained herein, the Parties hereto have agreed to enter into this Agreement upon the following terms and conditions:

1. DEFINITIONS

1.1 "Affiliate" shall mean corporations in which a Party, now or during the term of this Agreement, on a permanent basis owns or controls fifty one per cent (51%) or more of the voting stock. "Affiliate" shall also mean any holding company owning or controlling fifty one percent (51%) or more of the voting stock of any Party.

1.2 "Agreed Quality Standards" shall mean the at any time applicable. Good Clinical Practice guidelines as adopted by the ICH and/or any local health authority become competent with respect to a clinical activity to be carried out. The "Agreed Quality Standard" shall include, but not be limited to, the GCP criteria for protocol writing, selection of contract research organisations, trial facility requirements, enrolment of subjects in clinical trials, completion of case record forms and recording, storing and reporting of results and events.

1.3   "Clioquinol" shall mean 5-Chloro-7-iodo-8-quinolinol.

1.4 "Date of Execution" shall mean the date of signature to this Agreement by the Party last to sign.

1.5   "DKK" shall mean the official currency of Denmark, the Danish Kroner.

1.6 "Information" shall mean any information, technology (including electronic soft- and hardware), registration data, marketing data (including customer files), marketing material and medicinal data related to Licensed Products that are put at a Party's disposal by the other Party and/or communicated by one Party to the other, orally, in writing or otherwise made available, as a result of the existence of this Agreement.

1.7 "Know-How" shall mean with respect to either Patty, collectively, all proprietary information, confidential Information, methods, products, ideas, processes, technologies, inventions, data, information and all intellectual property rights connected therewith, whether or not patentable and whether oral, written or stored in any computer format, owned, controlled or licensed to either Party, now or during the term of this Agreement, to the extent related to the research, development, manufacture, use or sale of Licensed Products in the Territory.

1.8 "Licensed Patents" shall mean any and all present or future patents and patent applications in the Territory or covering any part of the Territory including but not limited to process patents, use patents and/or formulation patents containing one or more claims covering Clioquinol and/or Phanquinone and/or its/their formulations or use as a medicinal product for any indication in whole or in part which are or become owned by Licensor. Licensed Patents include the issued patents and patent applications listed in Annex 1. forming an integral part of this agreement, as well as any and all extensions, divisions, continuations, continuations-in-part, re-examinations and reissues thereof and supplementary protection certificates thereof in the Territory or covering any part of the Territory. Licensed Patents as per Date of Execution have been listed in Annex 1 hereto.

1.9 "Licensed Products" shall mean formulations containing Clioquinol and/or Phanquinone.

1.10  "Licensor Technology" shall mean Licensed Patents, reference is made to
      Article 1.8 above, and Know How, reference is made to Article 1.7 above, generated by Licensor.

1.11 "Marketing Year" shall mean calendar year periods except for the first Marketing Year. The first Marketing Year shall commence after Registration in the first country in the Territory and on the first day of the month in which Lundbeck makes its first commercial sale of Licensed Product (that is, invoices its first sale of a Licensed Product to an independent third party) in the Territory until December 31st of that year. Subsequent Marketing Years shall be the applicable calendar years. The date on which the first Marketing Year so commences shall be immediately confirmed by Lundbeck to Licensor in writing. "Half of Marketing Year" shall mean six
      (6) calendar month periods within the same Marketing Year. The first Half of Marketing Year shall commence on January 1st of each calendar year and end on June 30th of that calendar year. The second Half of Marketing Year shall commence on July 1st of each calendar year and end on December 31st of that calendar year.

1.12 "Net Sales" shall mean gross sales of Licensed Products to a hospital, wholesaler or pharmacist in the Territory less (1) the total of ordinary and customary trade discounts earned and actually taken or granted, (2) any statutory or contractual rebates paid to any governmental or any other public authority, agency or entity (3) cash and quantity discounts allowed, (4) allowances and adjustments actually credited or paid to customers for spoiled, damaged. outdated and/or returned Licensed Product,
      (5) freight, insurance, transportation costs and handling charges included by the seller in its invoices to independent third parties, (6) excise, sales, and value added taxes included by the seller in its invoices to independent third parties, and (7) customs duties and other compulsory payments made by the seller to national, provincial and local government authorities.

1.13 "Party" or "Parties" shall mean one or both of the companies listed on the first page executing this Agreement.

1.14  "Phanquinone" shall mean 4,7-Phenanthroline-5,6-dione.

1.15 "Phase I trial" shall mean controlled clinical trials in healthy volunteers as carried out by Lundbeck, investigating safety, tolerability and kinetic properties of Licensed Products.

1.16 "Phase II trial" shall mean controlled clinical trials in patients as carried out by Lundbeck investigating indication, proof of concept (efficacy), toxicity and recommended dosages of Licensed Products.

1.17 "Phase 111 trial" shall mean controlled clinical trials in patients as carried out by Lundbeck investigating the clinical properties of Licensed Products, including side effects.

1.18 "Registration" shall mean all written governmental approvals including any price and/or reimbursement approval required for the legal marketing of Licensed products in any country in the Territory (e.g., approval by the United Kingdom Medicines Control Agency or by other equivalent government or supranational agencies in the Territory that regulates, licenses or otherwise approves the import, manufacture, promotion and/or sale of pharmaceutical products in that country).

1.19 "Territory" shall mean any country world-wide with the exception of Cyprus, Greece, Turkey, Israel, Hong Kong, Singapore and South Korea.

1.20 "Trademark(s)" shall mean any and all trademarks for use in conjunction with Licensed Products in any part of the Territory excluding any trademark comprising the name of either Party generally used by such Party to identify itself (a "House-Mark").

1.21 "Valid Claim" shall mean any claim of a patent application or of an issued and non-expired patent including but not limited to future patents and/or patent applications within the Licensed Patents covering or including a Licensed Product, which has not been finally held unenforceable, non-patentable, or invalid by a court or governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, nor has been admitted by the holder of the patent to be unenforceable, non-patentable, or invalid through reissue, disclaimer, or otherwise.

1.22 When any term defined in this Agreement in singular or plural is used in this Agreement in plural or singular, respectively, this shall be deemed a reference to the defined term unless the context explicitly otherwise indicates.

2. GRANT OF LICENSED RIGHTS

2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Lundbeck and Lundbeck hereby accepts the exclusive license, including the unlimited right to grant sublicenses to any Affiliate and to third parties, under the Licensor Technology to exploit same commercially in any respect whatsoever, including but not limited to the right to develop, make, offer for sale, import, export, formulate, package, use, sell, market, promote, distribute and have sold Licensed Products for any indication in the Territory in accordance with this Agreement. A sublicense includes but is not limited to co-marketing and co-promotion arrangements. Lundbeck undertakes to inform Licensor without undue delay about sublicenses granted by Lundbeck and Affiliates.

2.2 In the event that Licensor wishes to obtain patent protection for and/or commercialize any compound which in Licensor's view may be active within indication of Alzheimer's Disease and/or Parkinson's Disease or the like, Licensor shall give written notice to Lundbeck specifying in reasonable detail any bona fide offer, if any, made by a third party for rights to such compound. For sixty (60) days after receipt of such notice, Lundbeck shall have the right of first refusal to the patent and/or commercialisation rights concerning such compound. If this right is not exercised by Lundbeck, then Licensor shall have the right to pursue the patenting and/or commercialization of such compound alone or in co-operation with any third party. If this right is exercised by Lundbeck, then the Parties shall negotiate in good faith a license agreement concerning the commercialization of such compound.

3. DEVELOPMENT

3.1 Lundbeck and/or its designated sublicensee, reference is made to Article 2.1, will at its own discretion decide to carry out development studies and will, if so, prepare the relevant documentation for applications for carrying out clinical trials as well as the relevant documentation for applications for Registration with the health authorities in those parts of the Territory where Lundbeck wishes to pursue rights granted hereunder. Lundbeck shall apply for Registration of Licensed Products in its own name and shall remain the sole holder of the Registration in the Territory unless rights to the Registration are assigned or sublicensed, reference is made to Article 2.1. All costs and/or expenses arising or incurred in connection with preparation and filing of the application for Registration in the Territory, including costs and/or expenses related to Phase I, II and III trials, shall be borne by Lundbeck.

3.2 Lundbeck shall always be responsible for all decisions on the further investigations concerning the development of Licensed Products. Development activities shall take place in accordance with Agreed Quality Standards. Lundbeck may at its own discretion decide to cease any and/or all development activities. However, Lundbeck shall decide no later than three years after the Date of Execution whether or not Lundbeck wishes to initiate a Phase I trial regarding Phanquinone.

3.3 Lundbeck shall report to and consult with Licensor as to results and progress with regard to Phanquinone. Specifically, Lundbeck shall, within the first year as of the Date of Execution, show that development work is in progress. Furthermore, Lundbeck shall, within the second year after the Date of Execution, show what results, if any, have been generated by such development work. No later than three (3) years after the Date of Execution, Lundbeck shall decide, and without delay inform so Licensor, whether or not Lundbeck will initiate a Phase I trial regarding Phanquinone. For such reporting and consultation each Party shall designate a focal person for contacts between the Parties. Such reporting and consultation shall be free of charge and each Party shall bear its own expenditures in this connection. Reporting and consultation shall take place two (2) to four (4) times each year.

3.4 Neither Licensor nor Lundbeck warrants that Registration of License Products will be obtained in the Territory.

4. KNOW-HOW AND INFORMATION

4.1. Information and Know-How, both original and copy, supplied for any reason by a Party to the other Party are the property of the supplying Party in whatever share information and Know-How may appear.

5. MARKETING

5.1 Lundbeck agrees to use its best reasonable efforts to commercialise Licensed Products in the parts of the Territory where Lundbeck reasonably deems it appropriate to market such Licensed Products and will keep Licensor continuously informed with respect to such commercialisation. If Lundbeck explicitly decides not to apply for Registration of a specific Licensed Product in a country within the Territory, Lundbeck shall in good faith negotiate with Licensor a sublicense agreement on fair market terms covering the country in question. If the Parties are unable to agree on a sublicensing agreement, Licensor shall have the right of first refusal in the event that Lundbeck reaches a bona fide understanding with a third party on terms which are significantly different from the terms discussed by the Parties.

5.2 Lundbeck shall pay for all costs related to its marketing and sale of Licensed Products in the Territory and shall source all Licensed Products itself.

6. MILESTONE PAYMENTS

6.1 Lundbeck will pay to Licensor the following amounts in accordance with the following schedule:

      (a) Within seven (7) days after the Date of Execution, the sum of nine hundred and eighty eight thousand EUR (EUR 988,000) will be paid by Lundbeck to Licensor.

      (b) Within seven (7) days from the date of the start of the first Phase I trial, the sum of four million nine hundred and thirty nine thousand EUR (EUR 4,939,000) will be paid by Lundbeck to Licensor. Such Phase I trial shall be sponsored by Lundbeck, reference is made to Article 3.1, and shall be deemed to have started on the date of the administering of the first dose to the first trial object. The Parties acknowledge that Lundbeck shall decide at its own discretion whether to start any Phase I trial, reference is made to Article 3.2.

      (c) Within seven (7) days of the date of successful completion of the first Phase II trial or start of the first Phase 111 trial, whichever comes later, the sum of nine million eight hundred and seventy eight thousand EUR (EUR 9,878,000). Such Phase I1 trial shall be deemed to have been completed successfully if Lundbeck declares the trial to have been successful and decides to initiate a Phase 111 trial, whichever comes later, regarding the same Licensed Product. Such Phase 111 trial shall be sponsored by Lundbeck, reference is made to Article 3.1, and shall be deemed to have started on the date of the administering of the first dose to the first trial object.

6.2 Lundbeck shall only be liable to pay the amounts identified in Article 6.1 once, i.e. that Lundbeck's accumulated obligation under Article 6.1 can under no circumstances whatsoever exceed payment of fifteen million eight hundred and five thousand EUR (EUR 15,805,000), notwithstanding the number of Licensed Products for which research and development activities, including Phase I, II and III trials, have been initiated and/or completed.

6.3 All payments to be made under Article 6.1 above shall be made to a bank account as identified by Licensor, reference is made to Annex 2 hereto.

6.4   Any and all payments made under this Article 6 except payment made under
      Article 6.1 (a) shall be repaid by Licensor to Lundbeck if Licensor has not obtained any issued patent containing one or more claims covering a composition containing Phanquinone and/or Clioquinol or use of Phanquinone or Clioquinol or such a composition within three (3) years from the Date of Execution.

      Prior to the Date of Execution, Licensor shall have provided Lundbeck with written and signed declarations from Mr P. Gerolymatos and Mr Mikis Xilinas to the effect that Mr Colin Louis Masters, Mr Ashley Ian Bush, Mr Konrad Traugott Beyreuther, Mr Xudong Huang, Mr Craig S. Atwood and Mr Rudolph E. Tanzi are not and cannot be considered as co-inventors of Phanquinone or patents and/or patent applications covering Phanquinone, processing of Phanquinone and/or use of Phanquinone. Such declarations shall be included as Annex 3 hereto.

7. ROYALTIES

7.1 Each Marketing Year, Lundbeck shall pay a royalty to Licensor for the licenses granted hereunder in accordance with the provisions of Article
      7.3 hereof. Such royally shall be

      - four percent (4%) of Net Sales up to one hundred million EUR (EUR 100,000,000.00),

      - five percent (5%) of Net Sales between one hundred million EUR (EUR 100,000,000.00) and two hundred million EUR (EUR200,000,000.00) and

      - six percent (6%) of Net Sales above two hundred million EUR (EUR 200,000,000.00)
      of Licensed Products sold by Lundbeck and/or its Affiliates and/or its sublicensees and distributors. Royalties shall be paid only for the term of Licensed Patents covering the indications of the Licensed Products in question and only to the extent such Licensed Patents are enforceable, reference is made to Article 7.6.

      Royalties for each Marketing Year, as provided hereunder, shall be paid by Lundbeck to Licensor in two installments at the end of each Half of Marketing Year as provided in Article 7.3 hereof.

7.2 Net Sales are to be calculated in local currencies for each of the countries in the Territory and shall be converted into DKK based on the average of the exchange rates of the first and the last Copenhagen banking day of the applicable marketing quarter. The exchange rate to be used is the purchase exchange rate for currency conversion as published by Den Danske Bank. If Den Danske Bank has no such exchange rate, the conversion shall be made at the average rate as calculated above for such remittances by such other first class international bankers. Prior to being paid to Licensor, royalty amounts shall be converted from DKK into EUR, using exchange rates for conversion from DKK to EUR on the last banking day of the applicable marketing quarter as quoted by Den Danske Bank.

7.3 Lundbeck shall within ninety (90) days from the last day of each Half of Marketing Year pay to Licensor the royalties due for that Half of Marketing Year and provide Licensor with a statement (the "Royalty Report") showing the total Net Safes effected hereunder by Lundbeck, its Affiliates and/or its sublicensees and distributors during the preceding Half of Marketing Year in the Territory and all Net Sales shall be segmented in each such report according to sales on a country-by-country basis.

7.4 Royalty payments due to Licensor hereunder shall be made in EUR by wire transfer to a bank account as identified by Licensor, reference is made to Annex 2 hereto. Bank fees charged by Lundbeck's bank will be borne by Lundbeck; bank fees charged by Licensor's bank will be borne by the Licensor. If DKK or any other currency relevant for this Agreement is changed to e.g. EUR the amounts shall be transformed to such new currency, applying the official rate of exchange as per date of transformation.

7.5 All taxes assessed or imposed against or required to be withheld from all payments due to Licensor shall be deducted from amounts payable hereunder and shall be paid to appropriate fiscal or tax authorities by Lundbeck on behalf of Licensor. Tax receipts received by Lundbeck evidencing payment of such taxes shall be forwarded to Licensor.

7.6 The royalty rate pursuant to Article 7.1 will be paid on Net Sales in the Territory on a country by country basis for the term of enforceable Licensed Patents covering the indications of the Licensed Products in question. If such Licensed Patents have expired in a specific country, no Royalties shall be payable for net sales obtained in this country. If such Licensed Patents have not been granted in a specific country, no Royalties shall be payable for Net Sales obtained in this country. Royalties shall only be payable on Net Sales obtained for indications covered by a Licensed Patent covering the Licensed Products in question.

7.7 Lundbeck shall keep for a period of four (4) Marketing Years following the year to which such records relate, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the royalties payable to Licensor hereunder.

7.8 Licensor shall have the right to have such pertinent books and records of Lundbeck inspected and examined biannually for the purpose of determining the accuracy of payments made hereunder in respect of a royally report which is not more than four (4) years old. Such inspection and examination shall be conducted by an independent, certified public accountant selected by Licensor and to whom Lundbeck shall have no reasonable objection. Such accountant shall not disclose to Licensor any information except for information necessary to verify the accuracy of the reports and payments made pursuant to this Agreement. Results of such review shall be made available to both Parties. If the review effects an underpayment, Lundbeck shall promptly remit to Licensor any amounts due. If the underpayment is equal to or greater than five (5) percent of the payments made by Lundbeck to Licensor for such period under review, Lundbeck shall pay all costs of such review and audit. If the underpayment due represents less than five (5) percent of the payments made by Lundbeck, Licensor shall pay all costs of such review and audit.

7.9 Licensor is entitled to charge interest on arrears for delayed payments amounting to three (3) percent p.a. above the discount rate applied by the Danish National Bank at the due date, provided that Licensor prior to the due date has supplied all information necessary for effecting the transfer of the funds (accurate address of the relevant bank, accurate bank account, etc.)

7.10  Royalties paid under this Article 7 are non-refundable and non-creditable.

8. MARKETING RIGHTS OF LICENSOR

8.1 Licensor shall be entitled to exploit Licensor Technology commercially in countries and territories outside the Territory. This right includes but is not limited to the right to formulate, manufacture, package, use, sell, market, promote and distribute such registered Licensed Product. Licensor shall not grant sub-licenses unless Lundbeck consents in writing. Such consent shall not be unreasonably withheld.

8.2 Licensor shall be responsible for obtaining any written governmental approvals including any price and/or reimbursement approval required for the marketing of products within countries and territories outside the Territory. All costs and/or expenses incurred in connection with preparation and filing of applications for written governmental approvals as well as maintenance of such approvals shall be borne by Licensor. Licensor shall be allowed to base his applications on data or registration files prepared by Lundbeck, and Lundbeck shall use its best efforts to assist Licensor, upon request, in connection with the filing of regulatory applications. Licensor shall reimburse Lundbeck for any reasonably documented expenditures connection therewith.

8.3 Products marketed in accordance with Article 8.1 shall be marketed under trade marks registered and maintained by Licensor. Licensor shall not actively market such products in the Territory, and Lundbeck shall not actively market Licensed Products outside the Territory. On Licensor's request the Parties shall discuss the possibility of using the same trade mark registered and maintained by Lundbeck in said countries and territories.

8.4 On Licensor's request, Lundbeck shall deliver supplies of compounds covered by Licensed Patents to Licensor provided that Lundbeck and/or its Affiliates are marketing products containing such compounds in the Territory. Delivery of supplies shall take place in accordance with the following terms and conditions:

      (a) Before delivery takes place, the Parties shall negotiate in good faith and agree upon reasonable specifications regarding the formulation of the compound or compounds in question and other quality standards. Lundbeck warrants that deliveries will comply with such specifications and standards.

      (b) Licensor shall inform Lundbeck in writing of Licensor's needs for the following eight (8) calendar quarters ("Licensor's Order Forecasts"). Licensor's Order Forecasts shall be binding on Licensor in the range of eighty (80) to one hundred and ten (110) percent for the period covered by such forecasts.

      (c) Lundbeck shall use its best reasonable efforts to deliver according to Licensor's orders subject to a delivery time of at least three
            (3) months calculated from dispatch of order and shall promptly give Licensor notice in case of delay or in case that Lundbeck is unable to deliver the quantities ordered by Licensor. Lundbeck shall use its reasonable best efforts to ensure that deliveries comply with Licensor's orders with regard to delivery time and quantities, but does not warrant that Lundbeck is able to deliver within the above mentioned delivery time nor that the quantities ordered will be delivered. Delivery of supplies shall take place CIP (Incoterms
            1990) Athens or elsewhere outside the Territory as instructed by Licensor.

      (d) The price to be paid by Licensor for supplies from Lundbeck shall be calculated as, Lundbeck's internal Cost IV Price plus ten per cent (10%) hereof provided that such supply price adequately reflects Lundbeck's relevant overheads and ensures that Lundbeck receives a reasonable profit. Lundbeck's internal Cost IV Price shall be defined as the sum of the costs of (a) the direct variable costs, i.e. active substance, excipients, packing material, wages and salaries, (b) allocated semi-variable costs, i.e. wages and salaries to supervisors, laboratory technicians and service personnel, other personnel costs, repair and maintenance of machinery, stock material used internally, stationary and acquisitions, (c) allocated fixed costs, i.e. salary to Director of Production, staff, head of departments, supervisors and laboratory technicians, other personnel costs and depreciation and (d) allocated facilities costs, i.e. rent and energy. Lundbeck shall be entitled to amend this definition from time to time if Lundbeck demonstrates that the aforementioned definition of Lundbeck's relevant overheads have deviated by more than plus/minus five per cent (5%).

      (e) Licensor shall notify Lundbeck in writing of any obvious defects within four (4) weeks of receipt of deliveries. Obvious defects shall include without limitation defects reasonably discoverable on visual examination of representative samples of a consignment. Licensor shall notify Lundbeck in writing of any non-obvious defects within four (4) weeks of discovery. Licensor shall not be obliged to perform any chemical analysis of deliveries. Lundbeck shall be entitled to visit and inspect the premises of Licensor used for storing, manufacturing, distribution etc.

      (f) If deliveries do not comply with agreed upon specifications or standards, Licensor may instruct Lundbeck to refund the purchase price or require Lundbeck to replace the consignment.

      (g) Lundbeck shall invoice Licensor in DKK upon delivery of each consignment at the prices specified in Article 8.4 (d) above. If DKK is changed to e.g. EUR the amounts shall be transformed to such new currency, applying the official rate of exchange as per date of transformation.

      (h) All payments to be made under Article 8.4 (g) above shall be made to a bank account as identified by Licensor, reference is made to Annex 2 hereto.

      (i) If Lundbeck due to a change of Lundbeck's production strategy wishes to cease production of supplies to Licensor wholly or partially, Lundbeck shall seek to secure supplies for Licensor from one or more third parties and/or Affiliates unless Licensor is willing to manufacture the quantities in question wholly or partially. The terms of such production shall be discussed in good faith between the Parties. If supplies from third parties and/or Affiliates of Lundbeck are provided to Licensor by Lundbeck, the supply price to be paid by Licensor shall amount to the supply price demanded by the third party or the Affiliate plus ten per cent (10%), such ten per cent (10%) to be paid to Lundbeck by Licensor.

9. PUBLICATION

9.1 If Lincensor contemplates, during the period from date of execution until the date the first Registration has been obtained, to make any publication or public presentation whatsoever concerning the use of Licensed Products, it shall send any manuscript for publication or abstract for public presentation to Lundbeck for comments at least three (3) months prior to submission for publication or presentation. If Lundbeck fails to respond to such request for two (2) months after receipt, then Lundbeck shall be deemed not to have any comments. Comments made within two (2) months after receipt by Lundbeck shall be included by Licensor in the final publication or presentation, respectively. Lundbeck may require the modification or deletion of parts of the manuscript of the abstract which in its opinion might jeopardize any industrial or commercial exploitation by Lundbeck of any of the Licensed Products. In addition Lundbeck may delay the publication or presentation for up to thirty-six (36) months, if the contents of such publication or presentation could in the opinion of Lundbeck jeopardize any possible intellectual property rights of/or licensed to Lundbeck or Lundbeck's commercial interests.

9.2 After the date of the first Registration Licensor shall not make any publication or public presentation of the results, data or knowledge that it has developed fully or partly pertinent to Licensed Products, unless Lundbeck's prior written approval, which should not be unreasonably withheld, has been obtained or unless such publication or presentation only contains information, already published or presented pursuant to
      Article 9.1.

9.3 Any publication or presentation shall mention the contribution of the respective Parties to the publication or presentation, respectively.

9.4 All publications or public presentations and public announcements made by Licensor and/or by Lundbeck and/or its/their Affiliates and/or its/their sublicensees concerning the Licensed Products shall specify that Licensed Products have been licensed to Lundbeck by Licensor.

10. CONFIDENTIALITY

10.1 Information and/or Know-How supplied by one Party (the "Supplying Party") to the other Party (the "Receiving Party") as a result of this Agreement, shall, regardless of whether or not it has been marked "Confidential" or has been marked with a similar wording of the same meaning, be held in confidence by the Receiving Party until 31 December 2010 or ten (10) years after expiration or termination of this Agreement, whichever period is the longer.

10.2 This confidentiality obligation should not be considered violated, if and to the extent that Information or Know-How:

      (a)   was at the time of disclosure publicly known or available;

      (b) has, after disclosure to the Receiving Party, become publicly known or available through publication or otherwise, except by breach of this Agreement by the Receiving Party;

      (c) was in the possession of the Receiving Party at the time of disclosure by the Supplying Party and was not acquired, directly or indirectly, from the Supplying Party;

      (d) was received by the Receiving Party from a third party, provided, however, that such Information was not obtained by the said third party directly or indirectly, from the Supplying Party; or

      (e) was disclosed by the Receiving Party due to regulatory or governmental or legal requirements or due to a court order.

10.3 If the Receiving Party asserts that its obligation of confidentiality under this Article does not apply because of an exception to that obligation, the Receiving Party shall have the burden of proving the exception it asserts.

11. PATENT PROSECUTIONAND PATENT INFRINGEMENT

11.1 Licensor undertakes to execute national and/or international patent applications for Licensed Products insofar as such applications have not already been executed and filed by Licensor, reference is made to Annex 1 hereto, and insofar as Lundbeck wishes to file such applications.

      Licensor shall be the applicant in all patent applications, but the preparation and drafting of such applications shall be done by Lundbeck. Lundbeck shall decide at its own discretion the scope and content of such applications, the claims to be included in such applications and which countries shall be covered by such applications. However, whenever legally possible, Lundbeck undertakes to include countries and territories outside the Territory in international applications.

      Licensor shall assist and cooperate with Lundbeck in connection with the preparation and drafting of the patent applications in accordance with Lundbeck's requests. Furthermore, on receipt of final patent applications, Licensor shall sign the applications and other necessary documents and return the applications and other necessary documents to Lundbeck for filing within five (5) office days from receipt of the applications. In circumstances where Lundbeck considers such a time limit to be insufficient, and so notifies the Licensor, Licensor shall sign the applications and other necessary documents and return the applications and other necessary documents to Lundbeck for filing within forty-eight (48) hours from receipt of the applications.

      Any and all costs and expenses incurred after the Date of Execution in connection with the preparation, drafting, filing and maintenance of Licensed Patents in the Territory shall be borne by Lundbeck with the exception of:

      (a) costs incurred by Licensor in connection with Licensor's assistance to and co-operation with Lundbeck concerning the preparation and drafting of patent applications as well as costs incurred by Licensor in connection with Licensor's signing and dispatch of patent applications, it being understood that all fees payable to patent authorities shall be paid by Lundbeck;

      (b) all costs and expenses incurred in connection with the preparation drafting, filing and maintenance of international patent applications covering countries and territories outside the Territory insofar as such costs and expenses relate to such countries and territories. Prior to the filing of international patent applications covering countries and territories outside the Territory, the Parties undertake to negotiate in good faith how Licensor's contribution to such costs and expenses shall be calculated. If no agreement is reached, Lundbeck shall be entitled to exclude countries and territories outside the Territory from the application in question.

      When filed Lundbeck takes over the continued prosecution and maintenance of the applications and Licensed Patents obtained, in Licensor's name and on Licensor's behalf, but on Lundbeck's account, in said countries and in those parts of the Territory in which, in Lundbeck's opinion, is reasonable to conduct such prosecution and maintenance and provided that such prosecution and maintenance, in Lundbeck's opinion, is commercially reasonable. Licensor shall no later than seven (7) days after the Date of Execution and continuously thereafter make available to Lundbeck all such documents and information as is reasonably requested by Lundbeck for the said prosecution and maintenance of the Licensed Patents. Lundbeck shall in its reasonable opinion decide how to so prosecute and maintain the Licensed Patents, but Lundbeck will first consult with Licensor in cases deemed important by Lundbeck. Neither Licensor nor Lundbeck warrants or represents that a Licensed Patent can be so maintained and prosecuted that it will represent an enforceable patent covering the indications of the Licensed Product in question. Lundbeck shall keep Licensor informed on the status of the License Patents. If Lundbeck no longer has interest in a patent or patent application which is part of the Licensed Patents, Lundbeck shall notify Licensor immediately, which shall have the right to continue to maintain the patent or application at its expense. Any such patent or patent application shall no longer be licensed under this Agreement.

11.2 Each Party shall notify the other Party promptly in writing of any infringement of Licensed Patents in the Territory which becomes known to such Party.

11.3 In order for Lundbeck to pursue infringements of the Licensed Patent in the Territory, Licensor will supply Lundbeck with the necessary power of attorney and will support Lundbeck in the prosecution of infringement. Possible reimbursements from third parties resulting from the prosecution of infringements will be due to Lundbeck. Should Lundbeck and Licensor agree to carry on litigation together, possible reimbursements from third parties resulting from the prosecution of infringements will be divided between the contractual parties in proportion to the financial share in the prosecution. If Lundbeck decides not to prosecute an infringement due to Lundbeck estimating the chances for success being too low, Lundbeck will inform Licensor accordingly in order for Licensor to decide whether or not Licensor will prosecute the infringement on its own.

11.4 If Lundbeck or its Affiliates obtain one or more licenses under a patent not licensed hereunder and agree to pay a royalty to a third party in order to make, use or sell Licensed Product in the Territory or parts thereof (whether as a condition of settlement of any infringement action, or by court order or for any other reason) the obtaining of such license must be reasonably approved by the Licensor unless required by court order. The royalty payable to such third party shall be deducted from the royalty payable to Licensor hereunder. However, Licensor's contribution to the payment of royalty to the aforementioned third party shall under no circumstances exceed an amount equaling 1/4 of Lundbeck's milestone payments under Article 6.1. Deduction from the royalty payable to Licensor hereunder shall be effected regardless of whether the Royalty paid to any third party is the result of a condition of settlement of an infringement action or a court order or takes place for any other reason.

      In no case shall the current royalty payable to Licensor be less than 50% of the royally otherwise due unless Licensed Patents have been deemed by [ILLEGIBLE] court decision not to represent an enforceable patent covering the indications of the Licensed Product in question in which case the Licensed Patents shall be considered void for the country in question.

12. LIABILITY AND INDEMNIFICATION

12.1 A Party shall be liable to the other for any direct damage caused or contributed to by any action or inaction provided that such action or inaction was the result of gross negligence.

12.2 Neither Party including their respective directors, officers and employees shall he held liable for any incidental, indirect or consequential damages, including, but not limited to the loss of opportunity, loss of the use of any data or information supplied hereunder, loss of revenue or profit in connection with or arising out of this Agreement, the services performed by either Party hereunder or the existence, furnishing, functioning, or the other Parts use of any information, documentation or services provided pursuant to this Agreement, even if the Party causing the damage has been advised of the possibility of such damages, unless the damage suffered is due to gross negligence or willful misconduct.

12.3 Notwithstanding the foregoing, Lundbeck agrees to indemnify, defend and hold Licensor and each of its officers, directors, employees, agents and consultants (and their respective heirs and assignees) (each a "Licensor Indemnitee") harmless against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising from any negligence of Lundbeck or any Third Party for whom Lundbeck is responsible in the manufacturing, distribution, promotion, marketing and/or selling of Licensed Products in the Territory, provided that the Licensor lndemnitee gives reasonable notice to Lundbeck of any such claims or action, tenders the defence of such claim or action to Lundbeck and assists Lundbeck at Lundbeck's expense in defending such claim or action and does not compromise or settle such claim or action without Lundbeck's prior written consent.

12.4 Notwithstanding the foregoing, Licensor agrees to indemnify, defend and hold Lundbeck and each of its officers, directors, employees, agents and consultants (and their respective heirs and assignees) (each a "Lundbeck Indemnitee") harmless against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages in countries and territories outside the Territory arising from any negligence of Licensor, or any third party for whom Licensor is responsible in the manufacturing, distribution, promotion, marketing and/or selling of products containing Licensed Products in countries and territories outside the Territory, provided that the Lundbeck Indemnitee gives reasonable notice to Licensor of any such claims or action, tenders the defence of such claim or action to Licensor and assists Licensor at Licensor's expense in defending such claim or action and does not compromise or settle such claim or action without Licensor's prior written consent.

13. TERM AND TERMINATION

13.1 The term of this Agreement shall be for a period beginning with Date of Execution. Unless sooner terminated pursuant to Articles 13.2, 13.3, 14.1 or 17.5, the term of this Agreement shall end at such time as Lundbeck shall have no further obligation to make payments to Licensor on Net Sales of Licensed Products. Upon such termination, Lundbeck shall have a perpetual royalty-free license to such Licensor Know-How which is not or no longer covered by a Valid Claim.

13.2 Lundbeck may at any time terminate this Agreement for any reason, effective upon three (3) months' prior written notice.

13.3 Except as provided in Article 14, Licensor may only terminate this Agreement, effective upon three (3) months' prior written notice, if Lundbeck ceases all research and development activities regarding the Licensed Products. Upon receipt of notice inaccordance with this Article 13.3, Lundbeck shall be entitled to re-start the relevant research and development activities within thirty (30) days; if activities are re-started within thirty (30) days the notice shall not be effective.

13.4 In the event of termination in accordance with the Article neither Party shall compensate the other for the consequence of termination.

13.5 If the Agreement is terminated by Lundbeck pursuant to this Article all rights and acquired Know-how will be transferred immediately to Licensor royalty-free.

14. TERMINATION FOR CAUSE

14.1 A Party shall have the right to terminate this Agreement, if the other Party fails to remedy any material breach within ninety (90) calendar days of receipt by it of a written notice specifying the breach and requiring it to be remedied. For the purposes of this sub-article, a breach shall be considered capable of remedy if the Party in breach can comply with the provisions in question in all respects other than as to the time of performance.

14.2. Termination under this Article 14 shall be without prejudice to either Party claiming damages to the extent warranted by applicable law.

15. RIGHTS AND PROCEDURE OF TERMINATION

15.1  Upon the effective date of termination with reference to Article 13.2 and
      Article 13.3 Lundbeck shall return to Licensor Licensor Technology and Information, original or copy, made available hereunder, and contemporary with such return Licensor shall return Lundbeck all Lundbeck Know-How and Information, original or copy, made available hereunder including registration files and related material provided under Article 8.2.

15.2 If the Agreement is terminated pursuant to Article 13.3, Licensor shall receive a royalty-free and non-exclusive license to Know-How generated by Lundbeck in the course of Lundbeck's research and development activities. However, such license shall be limited to Know-How which is needed by Licensor in order for Licensor to continue the development activities which have been seized by Lundbeck. Licensor shall not exploit the Know-How in question for any other purpose.

16. PUBLIC ANNOUNCEMENTS

16.1 Each Party agrees that, except as may be required by law, it shall not disclose the substance or details of this Agreement without the prior written consent of the other Party. In cases in which disclosure is proposed or required by law, the disclosing Party, prior to such disclosure, will notify the non-disclosing Party of the contents of the proposed disclosure and discuss such contents. The non-disclosing Party shall have the right to make reasonable changes to the disclosure to protect its interests. The disclosing Party shall not unreasonably refuse to include such changes in its disclosure if legally proper.

16.2 All publications or public presentations and public announcements made by Licensor and/or Lundbeck and/or its/their Affiliates and/or its/their sublicensees concerning the Licensed Products shall specify that Licensed Products have been licensed to Lundbeck by Licensor.

17. REPRESENTATIONS, WARRANTIES AND DUE DILIGENCE

17.1  Licensor represents and warrants to Lundbeck that:

      (a) as of the Date of Execution Licensor possesses the exclusive right for the worldwide commercial exploitation of, title and interest in Licensed Patents and to the best of Licensor's knowledge the same are free of any liens, encumbrances, restrictions, licenses and other legal or equitable claims of any kind or nature;

      (b)   Licensor has the right to grant the licenses hereunder to Lundbeck;

      (c) no license or sublicense of Licensor Technology whatsoever has been granted;

      (d) as of the Date of Execution there are to the best of Licensor's knowledge no valid third party rights, licenses or patents, other than the license granted to Lundbeck hereunder, which are necessary for Lundbeck's use and enjoyment of the license granted to Lundbeck according to Article 2.

17.2 Notwithstanding Article 17.1 (d), the Parties are aware of the existence of European Patent EP 613 560 B1 and Patent Application WO 98/40071. Lundbeck shall at its sole discretion decide whether or not to enter into license agreements with relevant parties considering this Patent and

      Patent Application, respectively. If Lundbeck decides to enter into such agreement, any and all costs related to such agreements shall be born by Lundbeck. If Lundbeck decides not to enter into such License Agreements and if relevant parties initiate infringement proceedings, Lundbeck and Licensor shall each pay fifty per cent (50%) of all costs related to such proceedings including compensation to such parties. However, Licensor's contribution to the payment of such costs shall under no circumstances exceed 1/4 of Lundbeck's milestone payments under Article 6.1. Licensor's contribution shall be set off against Lundbeck's milestone payments under
      Article 6.1. If Licensor's contribution exceeds 1/4 of any milestone payment under Article 6.1, payment of the part of the contribution exceeding 1/4 of the milestone payment shall be postponed until a set off against the next milestone payment may be effected. If Lundbeck decides not to enter into the aforementioned License Agreements and if the aforementioned relevant parties initiate infringement proceedings, the parties shall, furthermore, share equally any and all costs related to subsequent license agreements with such parties, including but not limited to milestone payments and Royalties. However, Licensor's contribution to the payment of such costs shall under no circumstances exceed 1/4 of Lundbeck's milestone payments under Article 6.1.

17.3  Lundbeck represents and warrants to Licensor that:

      (a) Lundbeck is acknowledged by the authorities in parts of the Territory as an approved manufacturer and marketer of drugs, and is as such under the inspection of the competent authorities in such countries; and

      (b) Lundbeck has the right and power to enter into and perform its obligations under this Agreement.

17.4 The Parties hereto agree that here shall be no claims for indemnification and/or warranty against Licensor out of this Agreement except those claims identified in this Agreement.

17.5 Lundbeck shall be entitled within two (2) months from the Date of Execution to commence due diligence investigations concerning:

      (a)   any and all Information, Know-How and Licensed Patents;

      (b) all material agreements relating to the Licensed Products, Information, Know-How and Licensed Patents between Licensor and third parties, including but not limited to agreements between Licensor and/or Mr P. Gerolymatos and Mr Mikis Xilinas.

      Such due diligence investigations shall be completed no later than within three (3) months after the commencement of the investigations. Licensor shall make the necessary personnel and facilities available to Lundbeck on receipt of a twenty-four (24) hour written notice. Each Party shall bear its own costs in connection with such due diligence investigations.

      Notwithstanding the provisions of Article 13, Lundbeck shall be entitled to terminate this Agreement with immediate effect if Lundbeck's due diligence investigations, in the opinion of Lundbeck, indicate that the commercial potential of the Licensed Product is unsatisfactory.

18. FORCE MAJEURE

18.1 Neither Party shall be liable to the other for any delay or failure in performing any of its obligations hereunder or for any loss or liability which the other incurs as a result thereof provided:

      (a) the delay or failure is caused by circumstances beyond its reasonable control; and

      (b) the non-performing Party gives prompt written notice of the reason for the delay or failure; and

      (c) the non-performing Party uses its best reasonable efforts to overcome the cause of such delay or failure and notifies the other Party in writing of the nature of these efforts;

      and in such case (but not otherwise) the non-performing Party shall be entitled to a reasonable extension of time for the performance of its obligations.

19. ASSIGNABILITY

19.1 Licensor shall not be allowed to assign, transfer and/or subcontract its obligations under this Agreement, unless specifically agreed upon in writing by Lundbeck in advance, but shall be allowed to assign its rights to one (1) Affiliate. Lundbeck may assign and/or, transfer its rights and/or obligations under this Agreement (1) to a company affiliated with Lundbeck subject to Lundbeck having obtained Licensor's prior written approval which shall not be unreasonably withheld, or (ii) to a third party acquiring lines of activities from Lundbeck in general, which third party shall in all respects substitute Lundbeck as a party to this Agreement. Lundbeck may freely sublicense any right licensed hereunder; reference is made to Article 2.1.

20. LAW AND JURISDICTION

20.1 This Agreement and the invalidity thereof shall be governed by and construed in accordance with the laws of Denmark.

20.2 In the event of any controversy or claim arising out of/or in relation to any provision of this agreement or the breach or invalidity thereof, the Parties shall try to settle the problem amicably between themselves. Should they fail to agree, any such controversy or claim shall be settled by arbitration in accordance with the current rules of conciliation and arbitration of the International Chamber of Commerce. The place of arbitration shall be London. The arbitral tribunal shall consist of three members, one member being appointed by each of the Parties and the chairman being appointed by the two members chosen by the Parties. If a party has not appointed an arbitrator to the tribunal within thirty (30) days after receiving notice of commencement of arbitration or if the two members fail to choose a chairman within fourteen (14) days after their appointment, the President of the International Chamber of Commerce shall upon the request of either of the Parties appoint the member or members required to complete the tribunal. The decision of the tribunal shall be by majority vote and, if requested by either party, the tribunal shall issue a written opinion. Costs shall be borne as determined by the arbitrators. The arbitration proceeding shall be conducted in the English language.

21. MISCELLANEOUS

21.1 The Annexes to this Agreement shall form an integral part of the Agreement and shall be regarded as incorporated into the Agreement in every respect. In case of inconsistency between the terms and conditions of the said Annexes and this Agreement the latter shall prevail to the extent of such inconsistency but no further.

21.2 All communications between the Parties and all notices made hereunder shall be made in the English language.

21.3 Failure of either Party to Insist upon a strict performance of any of the provisions of this Agreement or to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. The headings in this Agreement are inserted for convenience only and do not affect the interpretation or construction of this Agreement.

21.4 This Agreement shall supersede all previous agreements and arrangements, written or oral, between the Patties on the subject matter hereof.

21.5 Lundbeck and Licensor agree that they are "Independent Contracts". Neither Licensor nor any of its employees shall be employees of Lundbeck or vice versa it being understood and agreed that Licensor, and Lundbeck are each an independent contractor for all purposes and at all times. Nothing contained in this Agreement shall be construed as making the Parties joint venturers or as granting to either Party the authority to bind or contract any obligations in the name of or on the account of the other Party or to make any representations, guarantees or warranties on behalf of the other Party.

21.6 This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same.

21.7 Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision is [ILLEGIBLE] to be prohibited by or invalid under applicable law, such provision will be ineffective [ILLEGIBLE] to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and the Parties shall promptly negotiate in good faith a replacement provision to carry out the intention of the invalid, illegal or unenforceable provision to the fullest extent permitted by law.

21.8 All terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto, and upon their respective successors and assignees.

21.9 Both Parties represent and warrant that each of them has the [ILLEGIBLE] authority to perform its respective obligations provided hereunder and that the person [ILLEGIBLE] this Agreement has the authority to bind the respective Party by its sole signature.

This Agreement has been made in duplicate and is signed by the duly authorised representative of each Party hereto.

Copenhagen, 26th July 1999                      Athens 26th July 1999

For H. Lundbeck A/S:                            For Licensor:


/s/ ERIK SPRUNK-JANSEN                          /s/ P.N. GEROLYMATOS
-------------------------------                 -------------------------------
Name:  ERIK SPRUNK-JANSEN                       Name:  P.N. GEROLYMATOS
Title: PRESIDENT                                Title: PRESIDENT

                                     [SEAL]

Annex 1: Licensed Patents as per Date of Execution.

Annex 2: Identification of Licensor's Bank Account.

Annex 3: Declarations by Mr P. Gerolymatas and Mr Mikis Xilinas.

                                     ANNEX 1
                                   Page 1 of 3


ANNEX:

===========================================================================================================================
Serial      Filing           Priority                                                  Application     1.P.-B
  No.       date               date                  TITLE                    State    No.             ref.:      Status
---------------------------------------------------------------------------------------------------------------------------
  1         8 Aug 1997       13 Aug 1996     Use of the chelating agent       PCT      PCT/IB97/-      24945      National
                                             clioquinol for the manufac-               00983                      phase
                                             ture of a pharmaceutical         ---------------------------------------------
                                             composition for the treat-       EPC*)    97932969.5      26022      Pending
                                             ment of Alzheimer's disease      ---------------------------------------------
                                                                              CZ       PV 484-99       26023      Pending
                                                                              ---------------------------------------------
                                                                              HU          NA           26024      Pending
                                                                              ---------------------------------------------
                                                                              IS         4972          26025      Pending
                                                                              ---------------------------------------------
                                                                              NO       19990595        26026      Pending
                                                                              ---------------------------------------------
                                                                              PL       P 331822        26027      Pending
                                                                              ---------------------------------------------
                                                                              RU       99105213        26028      Pending
                                                                              ---------------------------------------------
                                                                              TR       1999/00293      26029      Pending
                                                                              ---------------------------------------------
                                                                              SG       9900538-1       26030      Pending
                                                                              ---------------------------------------------
                                                                              IL       128416          26031      Pending
                                                                              ---------------------------------------------
                                                                              AU       36324/97        26032      Pending
                                                                              ---------------------------------------------
                                                                              BR          NA           26033      Pending
                                                                              ---------------------------------------------
                                                                              CA       2,264,097       26034      Pending
                                                                              ---------------------------------------------
                                                                              CN          NA           26035      Pending
                                                                              ---------------------------------------------
                                                                              JP       509541/1998     26036      Pending
---------------------------------------------------------------------------------------------------------------------------

                                   Page 2 of 3

===========================================================================================================================
Serial      Filing           Priority                                                  Application     1.P.-B
  No.       date             date                    TITLE                    State    No.             ref.:      Status
---------------------------------------------------------------------------------------------------------------------------
                                                                              MX       99 1466         26037      Pending
                                                                              ---------------------------------------------
                                                                              NZ       334124          26038      Pending
                                                                              ---------------------------------------------
                                                                              KR       7001196/99      26039      Pending
                                                                              ---------------------------------------------
                                                                              SK       PV 0179/99      26046      Pending
            ---------------------------------------------------------------------------------------------------------------
            13 Feb 1998      13 Aug 1996     Clioquinol for the treat-        US       O9/023,544      25766      Notice of
                                             ment of Alzheimer's disease                                          allowance
                                                                                                                  issued
---------------------------------------------------------------------------------------------------------------------------
  2         23 Dec 1998      31 Dec 1997     Pharmaceutical composition       PCT      PCT/098/-       25875      Pending
                                             comprising clioquinol and                 02115
                                             vitamin B12
            13 Feb 1998      31 Dec 1997                                      US       O9/O23,542      25768      Pending
---------------------------------------------------------------------------------------------------------------------------
  3         13 Feb 1998           -          Clioquinol for the treat-        US       09/023,543      25767      Notice of
                                             ment of Parkinson's                                                  allowance
                                             disease                                                              issued
---------------------------------------------------------------------------------------------------------------------------
  4         17 Jul 1998      21 Aug 1997     Use of phanquinone for the       PCT      PCT/IB98/-      25380      Pending
                                             treatment of Alzheimer's                  01095
                             31 Aug 1997     disease
---------------------------------------------------------------------------------------------------------------------------
  5         7 Jan 1999            -          Use of phanquinone for the       GR       OR 9901-        25519      Pending
                                             treatment of memory impair-               00005
                                             ment
---------------------------------------------------------------------------------------------------------------------------

*) Designated states: AT, BE, CH/LI, DB, DK, ES, FI, FR, GB, GR, IE, IT, LU, MC, NL, PT, SE; extensions: SI, RO

NA    Not available

       In accordance with the Letter of Intent and Article 1.8 of the Agreement, Licensed Patents as per Date of Execution also include

1)    European patent application No. 94913779,8, publication No. 713 392.

      Title: Use of clioquinol for treating Helicobacter, including H.Pylori, infections and related diseases.

2)    Greek patent application No. 970100507.

      Title: Pharmaceutical composition comprising clioquinol and vitamin B12.

      as well as all extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof and supplementary protection certificates thereof of all Licensed Patents, including but not limited to all international continuations of Greek patent application GR 9901-00005 (mentioned as Serial No.5 above).

                                    ADDENDUM

As provided in article 6.3 of the Patent License Agreement, the Parties agree that Licensor's bank account(s) will be provided latest till 15/9/1999 and will be the subject matter of Annex No2 to be attached and made an integral part of the a.m Patent License Agreement.

For H. Lundbeck A/S                             For Licensor


/s/ ERIK SPRUNK-JANSEN                          /s/ P.N. GEROLYMATOS

Name:  ERIK SPRUNK-JANSEN                       Name:  P.N. GEROLYMATOS

Title: President                                Title: President

                                                                         Annex 3

                        [LETTERHEAD OF TAKIS GEROLYMATOS]

Lundbeck
9 Ottiliavej DK-2500 Valby
Copenhagen
Denmark

                                                Kryoneri 16 July 1999

For the kind attention of Mr Erik Sprunk-Jansen

In accordance with Article 6.4 of the Patent License Agreement between P.N. Gerolymatos S.A. and H. Lundbeck A/S, I the undersigned, P.N. Gerolymatos, declare that to the best of my knowledge Colin Louis Masters, Mr Ashley Ian Bush, Mr Konrad Traugott Beyreuth, Mr Xudong Huang, Mr Craig S. Atwood and Mr Rudolph E. Tanzi are not and cannot be considered as co-inventors of Phanquinone or patents and/or patent applications covering Phanquinone, processing of Phanquinone and/or use of Phanquinone.

Kindest regards,

/s/ P.N. Gerolymatos

P.N. Gerolymatos

                                                                   19 July, 1999

To: Stig Lokke Pedersen
Senior Vice President
Corporate Affairs
Lundbeck A/S
9 Ottiliavej
DK-25 Valby, Denmark

Dr. Michael Xilinas
Dexiriadis Law Office
284 Archbishop Makarios III Avenue
Fortune Court
3105 Limasol, Cyprus

Dear Stig,

In accordance with the Article ___ of the Patent License Agreement between P.N. Gerolymatos S.A. and H. Lundbeck A/S, I, the undersigned Michael Xilinas, MD, DSc, DPH, declare that in the best of my knowledge Colin Louis Masters, Ashley Ian Bush, Konrad Traugont Bayreuther, Xudang Huang, Craig S. Alwood and Rudolph
E. Tanzi are not and cannot be considered as co-inventors of phanquinone or patents and/or patent applications covering phanquinone, ___________ of phanquinone and/or use of phanquinone.

Kind regards,


/s/ Michael Xilinas

Michael Xilinas

cc. Prof. C. Calavros, Mr. D. Georgopoulos

                                   ADDENDUM I

                                       TO

                            PATENT LICENSE AGREEMENT

                                 by and between

                              P.N. Gerolymatos S.A.
                               13 Asklipiou Street
                              14568 Kryoneri Attika
                                     Greece
                     (hereinafter referred to as "Licensor")

                                       and

                                 H.Lundbeck A/S
                                  Ottiliavej 9
                            DK-2500 Copenhagen-Valby
                                     Denmark
                     (hereinafter referred to as "Lundbeck")

                               Dated 26 July 1999

This Addendum forms an integral part of the Patent License Agreement of 26 July 1999 between P.N. Gerolymatos S.A. and H. Lundbeck A/S (the "Patent License Agreement") and is to be deemed as fully incorporated within it.

1.    AMENDMENTS OF THE PATENT LICENSE AGREEMENT

1.1 The Parties agree that Article 1.8 of the Patent License Agreement shall be amended as follows:

      "1.8 "Licensed Patents" shall mean any and all present or future patents and patent applications in the Territory or covering any part of the Territory including but not limited to process patents, use patents and/or formulation patents containing one or more claims covering Phanquinone and/or its formulations or use as a medicinal product for any indication in whole or in part which are or become owned by Licensor. Licensed Patents include, without limitation, the issued patents and patent applications listed in Annex A, forming an integral part of this Agreement as well as any and all extensions, divisions, continuations, continuations-in-part, re-examinations and reissues thereof and supplementary protection certificates thereof in the Territory or covering any part of the Territory. Licensed Patents as per Date of Execution have been listed in Annex A hereto."

1.2 The Parties agree that Article 1.9 of the Patent License Agreement shall be amended as follows:

      "1.9 "Licensed Products" shall mean formulations containing Phanquinone."

1.3 The Parties agree that Annex 1 of the Patent License Agreement shall be replaced by Annex A hereto.

1.4 The Parties agree that the following Article 2.3 shall be added to the Patent License Agreement:

      "2.3 Trademark(s) shall be chosen by, registered to and owned by Lundbeck."

2.    DEVELOPMENT OF CLIOQUINOL

2.1 Licensor and/or its designated sub-licensees will at its own discretion decide to carry out development studies of Clioquinol and will, if so, prepare the relevant documentation for applications for carrying out clinical trials as well as the relevant documentation for applications for registration with the health authorities in those parts of the world where Licensor is to market pharmaceutical products containing Clioquinol. Licensor shall apply for registration of pharmaceutical products containing Clioquinol in its own name and shall remain the sole holder of the registrations. All costs and/or expenses arising or incurred in connection with preparation and filing of the applications for registration including costs and/or expenses related to Phase I, II and III trials shall be borne by Licensor. For the purposes of this Addendum, "registration" shall mean all written governmental approvals including any price and/or reimbursement approval required for the legal marketing of pharmaceutical products containing Clioquinol in any country in the world.

2.2 Licensor shall report to Lundbeck as to results and progress with regard to Licensor's development of Clioquinol. Specifically, Licensor shall every six (6) month during the term of the Patent License Agreement submit to Lundbeck a written summary stating the results, findings and conclusions reached by Licensor concerning development of Clioquinol in the past six (6) months. Such summaries shall include, without limitation, information as to whether or not Licensor expects to file any application for registration in any country worldwide and, if so, the content of such application and information on when and where such application may be filed. In addition, Licensor shall report all significant results and/or events to Lundbeck without delay.

2.3 Licensor does not warrant that registration of pharmaceutical products containing Clioquinol will be obtained in any country.

2.4 Any and all costs and expenses arising or incurred in connection with the preparation, drafting, filing and maintenance of patents covering Clioquinol shall be borne by Licensor.

3.    MARKETING OF CLIOQUINOL

3.1 When the first registration of a pharmaceutical product containing Clioquinol covering the indication of Alzheimer's Disease, Parkinson's Disease or other indications within the CNS area is obtained by Licensor, Licensor shall immediately notify Lundbeck in writing (the "the Registration Notification"). Furthermore, Licensor shall, on request from Lundbeck, provide Lundbeck with all necessary information concerning such registration (the "the Registration Information").

3.2 For ninety (90) days after receipt of the Registration Notification or receipt of the Registration Information, which ever comes later, Lundbeck shall have the option to enter into a license agreement with Licensor which shall grant Lundbeck exclusive marketing rights to any and all pharmaceutical products containing Clioquinol and registered to Licensor ("the Lundbeck Option").

3.3 If the Lundbeck Option is exercised by Lundbeck, the license agreement concerning marketing of pharmaceutical products containing Clioquinol shall reflect, mutatis mutandis, the provisions of the Patent License Agreement. However, the Parties agree that the license agreement concerning marketing of pharmaceutical products containing Clioquinol shall include separate provisions concerning territory, royalties and minimum sales.

3.3.1 The territory of the license agreement concerning marketing of pharmaceutical products containing Clioquinol shall be defined as any country worldwide with the exception of Cyprus, Greece, Turkey, Israel, Hong Kong, Singapore, South Korea, Japan and Taiwan. However, Licensor shall have the option to exclude the United States of America from the definition of the territory. If this option is exercised Licensor shall be obligated to pay a royalty to Lundbeck of Net Sales in the United States of America. Such royalty shall be four per cent (4%) of Net sales up to one hundred million EUR (EUR 100,000,000.00), five per cent (5%) of Net sales up between one hundred million EUR (EUR 100,000,000.00) and two hundred million EUR (EUR 200,000,000.00), and 6 per cent of Net sales up above two hundred million EUR (EUR 200,000,000.00).

3.3.2 The royalties payable by Lundbeck to Licensor under the licence agreement concerning marketing of pharmaceutical products containing Clioquinol shall be calculated as follows:

      - nineteen per cent (19%) of Net sales up to fifty million EUR (EUR 50,000,000.00),

      - twenty per cent (20%) of Net sales between fifty million EUR (EUR 50,000,000.00) and one hundred million EUR (EUR 100,000,000.00), and

      - twenty one per cent (21%) of Net sales above one hundred million EUR (EUR 100,000,000.00).

3.3.3 The license agreement concerning marketing of pharmaceutical products containing Clioquinol shall include provisions which require Lundbeck to guarantee minimum combined annual sales in Denmark, France, Germany, Sweden and the UK in the amount of fifty million EUR (EUR 50,000,000.00) in the fifth calendar year after a registration covering Denmark, France, Germany, Sweden and the UK has been obtained by Licensor. Failure to achieve such minimum sales shall entitle Licensor to terminate the license agreement with six (6) months' written notice.

3.4 If the Lundbeck Option is not exercised by Lundbeck, the Parties shall enter into a royalty agreement concerning payments of royalty from Licensor to Lundbeck. Such agreement shall include provisions which shall require Licensor to pay Lundbeck a royalty of four per cent (4%) of Net Sales up to one hundred million EUR (EUR 100,000,000.00), five per cent (5%) of Net sales up between one hundred million EUR (EUR 100,000,000.00) and two hundred million EUR (EUR 200,000,000.00), and 6 per cent of Net sales up above two hundred million EUR (EUR 200,000,000.00) by Licensor, its Affiliates or sub-licensees of pharmaceutical products containing Clioquinol; provided, however, that such Net Sales are obtained in the territory excluding the United States of America. On Net Sales obtained in the United States of America and in countries outside the territory, Licensor shall be required to pay Lundbeck a royalty of two per cent (2%) of Net Sales. For the purposes of this Article 3.4, "territory" shall have the meaning set out in Article 1.19 of the Patent License Agreement.

4.    MISCELLANEOUS

4.1 In this Addendum the terms "Affiliates", "Clioquinol", "Licensor", "Lundbeck", "Parties" and "Phase I, II and III Trials" shall be construed in accordance with Article 1 of the Patent License Agreement.

4.2 In this Addendum the term "Net Sales" shall be gross sales of pharmaceutical products containing Clioquinol to a hospital, wholesaler or pharmacist less (1) the total of ordinary and customary trade discounts earned and actually taken or granted, (2) any statutory or contractual rebates paid to any governmental or any other public authority, agency or entity, (3) cash and quantity discounts allowed, (4) allowances and adjustments actually credited or paid to customers for spoiled, damaged, outdated and/or returned pharmaceutical products containing Clioquinol,
      (5) freight, insurance, transportation costs and handling charges included by the seller in its invoices to independent third parties, (6) excise, sales, and value added taxes included by the seller in its invoices to independent third parties, and (7) customs duties and other compulsory payments made by the seller to national, provincial and local government authorities.

IN WITNESS HEREOF the Parties have caused this Addendum to be executed by their duly authorized representatives.

Athens,                                 Copenhagen,

For P.N. Gerolymatos S.A.:              for H. Lundbeck A/S:

/s/ Alberto Manouach                    /s/ Stig Lokke Pedersen
-----------------------------           -----------------------------
Name: Alberto Manouach                  Name: Stig Lokke Pedersen
Title: Executive Vice President         Title: Senior Vice President
       International Division

/s/ P.N. Gerolymatos                    /s/ Erik Sprunk-Jansen
-----------------------------           -----------------------------
Name: P.N. Gerolymatos                  Name: Erik Sprunk-Jansen
Title: President                        Title: President

Annex A

Patents relating to Phanquinone

------------------------------------------------------------------------------------------------------------------------------
Filing Date             Priority Date       Title                         State      Application           Status
                                                                                     No.
------------------------------------------------------------------------------------------------------------------------------
17 July 1998            21 Aug 1997         Use of phanquinone for the    PCT        PCT/IB98/01           Has entered
                        31 Dec 1997         treatment of Alzheimer's                 095                   national phase
                                            Disease
------------------------------------------------------------------------------------------------------------------------------
                                                                          EPC1       NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          AU         81241/98              Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          BG         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          BR         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          CA         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          CN         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          CZ         PV2000611             Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          EA         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          HK         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          HU         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          IL         134263                Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          IS         5366                  Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          JP         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          KR         20007001576           Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          MX         001459                Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          NO         20000771              Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          NZ         502565                Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          PL         P338673               Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          SG         2000004838            Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          SK         PV02062000            Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          TR         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          UA         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
                                                                          US         NA                    Pending
------------------------------------------------------------------------------------------------------------------------------
7 Jan 1999                                  Use of phanquinone for the    GR         GR 9901-              Abandoned
                                            treatment of memory                      00005
                                            impairment
------------------------------------------------------------------------------------------------------------------------------
6 Jan 2000              7 Jan 1999                                        PCT        PCT/IB00/00           Pending
                                                                                     011
------------------------------------------------------------------------------------------------------------------------------
6 Jan 2000              7 Jan 1999                                        AR         P 00 0100046          Pending
------------------------------------------------------------------------------------------------------------------------------
6 Jan 2000              7 Jan 1999                                        CL         00282000              Pending
------------------------------------------------------------------------------------------------------------------------------

1) Designates states: AT, BE, CH/LI, CY, DE, DK, ES, FI, FR, GB, GR, IE, IT, LU, MC, NL, PT, SE, extension states: SI, LT, LV, AL, RO, MK


/s/ Alberto Manouach                    /s/ Stig Lokke Pedersen

Alberto Manouach                        Stig Lokke Pedersen
Executive Vice President                Senior Vice President
International Division


/s/ P.N. Gerolymatos                    /s/ Erik Sprunk-Jansen

P.N. Gerolymatos                        Erik Sprunk-Jansen
President                               President

                           ADDENDUM II

                           To Agreement dated July 26, 1999

                           by and between

                           P.N. GEROLYMATOS S.A.
                           13 Asklipiou Street
                           14568 Kryoneri Attika
                           Greece
                           (hereinafter referred to as "Licensor")

                           and

                           H. Lundbeck A/S
                           Ottiliavej 9
                           DK-2500 Copenhagen-Valby
                           Denmark
                           (hereinafter referred to as "Lundbeck")

WHEREAS the Parties have entered into an agreement dated July 26, 1999 and an Addendum I dated April 14, 2000 (collectively the "Agreement");

WHEREAS the Agreement contains provisions regarding development and commercialisation of compounds containing Clioquinol and separate provisions regarding development and commercialisation of compounds containing Phanquinone; and

WHEREAS the Parties have agreed that development and commercialisation of compounds containing Phanquinone shall be governed by terms similar to the terms governing development and commercialisation of compounds containing Clioquinol;

NOW, THEREFORE, the Parties have entered into this Addendum upon the following terms and conditions:

1.    Definitions

1.1 The terms "Affiliate", "Clioquinol", "Net Sales", "Parties", "Party", "Patent License Agreement", "Phanquinone" and "Registration" shall have the meaning set forth in Article 1 and the preamble of the Agreement.

2.    Development of Phanquinone

2.1 Article 5.1-5.4 of the Agreement shall with respect to Phanquinone be replaced by the provisions in Article 2.2-2.5 hereof.

2.2 Licensor and/or its designated sub-licensees will at its own discretion decide to carry out development studies of Phanquinone and will, if so, prepare the relevant documentation for applications for carrying out clinical trials as well as the relevant documentation for applications for Registration with the health authorities in those parts of the world where Licensor is to market pharmaceutical products containing Phanquinone. Licensor shall apply for Registration of pharmaceutical products containing Phanquinone in its own name and shall remain the sole holder of the Registrations. All costs and/or expenses arising or incurred in connection with preparation and filing of the applications for Registration including costs and/or expenses related to phase I, II and III trials shall be borne by Licensor.

2.3 Licensor shall report to Lundbeck as to results and progress with regard to Licensor's development of Phanquinone. Specifically, Licensor shall every six (6) months submit to Lundbeck a written summary stating the results, findings and conclusions reached by Licensor concerning development of Phanquinone in the past six (6) months. The first such summary shall be sent to Lundbeck no later than 1 May 2002. Such summaries shall include, without limitation, information as to whether or not Licensor expects to file any application for Registration in any country worldwide and, if so, the content of such application and information on when and where such application may be filed. In addition, Licensor shall report all significant results and/or events to Lundbeck without delay.

2.4 Licensor does not warrant that Registration of pharmaceutical products containing Phanquinone will be obtained in any country.

2.5 Any and all costs and expenses arising or incurred in connection with the preparation, drafting, filing and maintenance of patents covering Phanquinone shall be borne by Licensor.

3.    Marketing of Phanquinone

3.1 Article 6.1-6.4 of the Agreement shall with respect to Phanquinone be replaced by the provisions in Article 3.2-3.5 hereof.

3.2 When the first Registration of a pharmaceutical product containing Phanquinone covering the indication of Alzheimer's Disease, Parkinson's Disease or other indications within the CNS area is obtained by Licensor, Licensor shall immediately notify Lundbeck in writing (the "Registration Notification"). Furthermore, Licensor shall, on request from Lundbeck, provide Lundbeck with all necessary information concerning such Registration (the "Registration Information").

3.3 For ninety (90) days after receipt of the Registration Notification or receipt of the Registration Information, which ever comes later, Lundbeck shall have the option to enter into a license agreement with Licensor which shall grant Lundbeck exclusive marketing rights to any and all pharmaceutical products containing Phanquinone and registered to Licensor ("the Lundbeck Option").

3.4 If the Lundbeck Option is exercised by Lundbeck, the license agreement concerning marketing of pharmaceutical products containing Phanquinone shall reflect, mutatis mutandis, the provisions of the Patent License Agreement. However, the Parties agree that the license agreement concerning marketing of pharmaceutical products containing Phanquinone shall include separate provisions concerning territory, royalties and minimum sales.

      3.4.1 The territory of the license agreement concerning marketing of pharmaceutical products containing Phanquinone shall be defined as any country worldwide with the exception of Cyprus, Greece, Turkey, Israel, Hong Kong, Singapore, South Korea, Japan and Taiwan. However, Licensor shall have the option to exclude the United States of America from the definition of the territory. If this option is exercised Licensor shall be obligated to pay a royalty to Lundbeck of Net Sales in the United States of America. Such royalty shall be four per cent (4%) of Net Sales up to one hundred million EUR (EUR 100,000,000.00), five per cent (5%) of Net Sales between one hundred million EUR (EUR 100,000,000.00) and two hundred million EUR (EUR 200,000,000.00), and 6 per cent of Net Sales above two hundred million EUR (EUR 200,000,000.00).

      3.4.2 The royalties payable by Lundbeck to Licensor under the licence agreement concerning marketing of pharmaceutical products containing Phanquinone shall be calculated as follows:

            - nineteen per cent (1ing%) of Net Sales up to fifty million EUR (EUR 50,000,000.00),

            - twenty per cent (20%) of Net Sales between fifty million EUR (EUR 50,000,000.00) and one hundred million EUR (EUR 100,000,000.00), and

            - twenty one per cent (21%) of Net Sales above one hundred million EUR (EUR 100,000,000.00).

      3.4.3 The license agreement concerning marketing of pharmaceutical products containing Phanquinone shall include provisions which require Lundbeck to guarantee minimum combined annual sales in Denmark, France, Germany, Sweden and the UK in the amount of fifty million EUR (EUR 50,000,000.00) in the fifth calendar year after a Registration covering Denmark, France, Germany, Sweden and the UK has been obtained by Licensor. Failure to achieve such minimum sales shall entitle Licensor to terminate the license agreement with six
            (6) months' written notice.

3.5 If the Lundbeck Option is not exercised by Lundbeck, the Parties shall enter into a royalty agreement concerning payments of royalty from Licensor to Lundbeck. Such agreement shall include provisions which shall require Licensor to pay Lundbeck a royalty of four per cent (4%) of Net Sales up to one hundred million EUR (EUR 100,000,000.00), five per cent (5%) of Net Sales between one hundred million EUR (EUR 100,000,000.00) and two hundred million EUR (EUR 200,000,000.00), and 6 per cent of Net Sales above two hundred million EUR (EUR 200,000,000.00) by Licensor, its Affiliates or sub-licensees of pharmaceutical products containing Phanquinone; provided, however, that such Net Sales are obtained in the territory excluding the United States of America. On Net Sales obtained in the United States of America and in countries outside the territory, Licensor shall be required to pay Lundbeck a royalty of two per cent (2% of Net Sales. For the purposes of this Article 3.5, "territory" shall mean any country worldwide with the exception of Cyprus, Greece, Turkey, Israel, Hong Kong, Singapore and South Korea.

4.    Effective Date and Governing Law

4.1 This Addendum shall take effect on the date of the last signature on this Agreement. The Addendum shall be governed by and construed in accordance with the laws of Denmark.

IN WITNESS HEREOF the Parties have caused this Addendum to be executed by their duly authorized representatives.

Athens, February 18, 2002               Copenhagen,

For P.N. Gerolymatos S.A.:              for H. Lundbeck A/S:

/s/ P.N. Gerolymatos                    /s/ Eric Sprunk-Jansen
-----------------------------           -----------------------------
Name: P.N. GEROLYMATOS                  Name: ERIC SPRUNK-JANSEN
Title: President                        Title: PRESIDENT

ADDENDUM III

To

Patent License Agreement dated July 26, 1999 and to subsequent Addenda I and II thereto

By and Between

P.N. GEROLYMATOS S.A.
13 Asklipiou Street
145 68 Kryoneri Attika
Greece

(hereinafter referred to as "Licensor")

and

H. LUNDBECK A/S
Ottiliavej 9
DK-2500 Copenhagen-Valby
Denmark

(hereinafter referred to as "Lundbeck")

Dated July 19, 2002

Whereas the Parties have entered into an Agreement dated July 26, 1999 and, Addendum I dated April 14, 2000 and an Addendum II dated February 18, 2002 (collectively the "Agreement");

This Addendum forms an integral part of the Patent License Agreement of July 26, 1999 between P.N. Gerolymatos S.A. and H. Lundbeck A/S (the "Patent License Agreement") and is to be deemed as fully incorporated within it.

Now, the Parties have entered into this Addendum III upon the following terms and conditions:

1. AMENDMENTS OF THE PATENT LICENSE AGREEMENT AND ADDENDA I AND II.

With respect to Article 3 "Marketing of Clioquinol" of Addendum I and Article 3 "Marketing of Phanquinone" of Addendum II and with specific reference to the case in which Licensor shall be obliged to pay royalties to Lundbeck as provided therein as per Article 3.3.1 and 3.4 of Addendum I and Article 3.4.1 and 3.5 of Addendum II respectively, the Parties hereby agree that the percentages of royalties which Licensor shall be obliged to pay to Lundbeck are reduced by 50%.

2. EFFECTIVE DATE AND GOVERNING LAW

This Addendum shall take effect on the date of July 19, 2002. The Addendum shall be governed by and construed in accordance with the laws of Denmark.

IN WITNESS WHEREOF the Parties have caused this Addendum to be executed by their duly authorized representatives.


Athens, July 19, 2002                   Copenhagen, July 19, 2002

For P.N. Gerolymatos S.A.:              for H. Lundbeck A/S:


                                        /s/ Erik Sprunk-Jansen
-----------------------------           -----------------------------
Name: P.N. Gerolymatos                  Name: Erik Sprunk-Jansen
Title: President                        Title: President

                                    ADDENDUM

Pursuant to the Patent License Agreement entered into between P.N. Gerolymatos S.A. (referred to as "Licensor") and H. Lundbeck A/S (referred to as "Lundbeck") dated 26th July 1999, as amended by Addendum I, dated April 14, 2000 ("Addendum I"), Addendum II, dated February 18, 2002 ("Addendum II"), and Addendum III, dated July 19, 2002 ("Addendum III") (collectively the "Patent License Agreement"), it is hereby irrevocably and unreservedly confirmed, that Lundbeck agrees to the exclusion of the Territory of the United States of America from the Territory of Lundbeck as the Territory of a license agreement concerning marketing of pharmaceutical products containing Clioquinol or Phanquinone.

It is further understood and explicitly agreed that the exclusion of the USA from the Territory shall be considered made on the basis of the option granted to Licensor according to Article 3.3.1 of the Addendum I and Article 3.4.1 of Addendum II to the Patent License Agreement and all other terms and arrangements stipulated in the aforementioned Patent License Agreement and relevant Addenda, including indicatively payment of royalties etc., will remain unaltered except as provided below.

The Parties hereby agree that references to "Licensor" in Sections 2 and 3.1 of Addendum I and Sections 2 and 3.2 of Addendum II shall be construed to mean "Licensor or Prana Biotechnology Limited ("Prana") or the designee of Prana" solely with respect to the USA, Japan, and Taiwan. With respect to countries outside the USA, Japan, and Taiwan, Licensor shall remain obligated under Sections 2 and 3.1 of Addendum I and Sections 2 and 3.2 of Addendum II, except as otherwise agreed in writing by Prana and Licensor, in which case Lundbeck shall accept performance by Prana of such agreed obligations as the designee of Licensor. Except as provided here, the Parties agree that the term "Licensor" in the Patent License Agreement shall not include Prana.

H. LUNDBECK A/S


By: /s/ Stig Lokke Pedersen
   --------------------------------------------------
Name:  STIG LOKKE PEDERSEN
Title: EVP


P.N. GEROLYMATOS S.A.


By: /s/ P.N. Gerolymatos
   --------------------------------------------------
Name: P.N. GEROLYMATOS
Title: President

Execution Version


                        PATENT RIGHTS SECURITY AGREEMENT

      THIS PATENT RIGHTS SECURITY AGREEMENT (this "Agreement") dated as of July 28, 2004 is made by PRANA BIOTECHNOLOGY LIMITED, a corporation organized under the laws of Australia ("Prana"), in favor of P.N. GEROLYMATOS S.A., a corporation organized under the laws of Greece (the "Secured Party").

                                    RECITALS

      WHEREAS, the parties hereto and Panayotis N. Gerolymatos, The General Hospital Corporation, Ashley I. Bush, Rudolph Tanzi and Robert Cherney have entered into that certain Settlement Agreement, of even date herewith.

      WHEREAS, further to such settlement, the parties hereto have entered into that certain Patent Assignment and Settlement Agreement dated as of even date herewith (the "Patent Assignment Agreement") whereby the Secured Party sold, transferred and assigned the Assigned Patent Rights (as defined in the Patent Assignment Agreement) to Prana. In connection with such transfer, Prana is hereby granting to the Secured Party a first priority security interest in and continuing lien on the Assigned Patent Rights and the other Collateral (as defined below) to secure Obligations (as defined below) of Prana under the Patent Assignment Agreement. Capitalized terms used but not otherwise defied herein shall have the same meanings as in the Patent Assignment Agreement.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment and performance when due of Obligations, Prana hereby represents, warrants, covenants and agrees as follows:

      1. Grant of Security Interest.

            a. As collateral security for the prompt and complete payment, performance and observance of all of the Obligations, Prana hereby grants to the Secured Party a security interest in all of Prana's right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under all of the following (collectively, the "Collateral"): the Assigned Patent Rights set forth on Exhibit A attached hereto, as amended from time to time.

            b. In furtherance of and without limiting the generality of foregoing, if new Patent Rights are added to the Assigned Patent Rights because of the addition of new territories in accordance with Section 2.2 of the Patent Assignment Agreement, the provisions of this Agreement shall automatically apply with respect to such new Assigned Patent Rights, and Prana hereby grants to the Secured Party a security interest in all of Prana's right, title and interest in, to and under such new Assigned Patent Rights, which shall be deemed to be part of the Collateral. The Secured Party acknowledges that Prana's rights in the Collateral are subject to the terms of third party agreements entered into by Prana prior to the Effective Date with respect to the Assigned Patent Rights.

            c. For purposes of this Agreement, "Obligation(s)" means the obligations of Prana (i) within eight (8) years of the Effective Date to begin a new Phase II Clinical Study (excluding any such studies begun before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any

Execution Version

Derivative (as defined in the Derivative Agreement) and (ii) to make royalty or milestone payments as provided in Article 3 of the Patent Assignment Agreement that are not disputed in good faith. The parties hereto further agree that the Obligations secured hereby shall also include Prana's obligations to the Secured Party under any arbitral award or a judgment of any court granted to the Secured Party in respect of Prana's breach of any of the foregoing Obligations, subject to the limitations set forth in Section 11.1 of the Patent Assignment Agreement.

            d. Notwithstanding the terms of Section 1(a) or any other provision of this Agreement, Prana shall not be limited in any manner in its ability to grant rights to third parties under the Assigned Patent Rights pursuant to
Section 2.6 of the Patent Assignment Agreement. All rights of the Secured Party under Sections 1(a) and (b) shall be subject to the Third Party Rights as provided in Section 2.4 of the Patent Assignment Agreement.

            e. Effective upon the written certification by Prana that Prana has within the eight (8) year period after the Effective Date begun a new Phase II Clinical Study (excluding any such studies performed before the Effective Date) for approval by a Regulatory Authority of CQ, PQ, or any Derivative, the Obligations described in Section l(c)(i) will terminate in accordance with the terms of Section 2.4(b) of the Patent Assignment Agreement and no longer constitute an Obligation hereunder.

            f. The grant of the Security Interest is not effective until assignment of the Assigned Patent Rights pursuant to the Patent Assignment Agreement.

      2. Authorization and Request. Prana hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements under the Uniform Commercial Code, as in effect from time to time in any relevant jurisdiction, indicating that such financing statements cover all Collateral or any part thereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Prana authorizes and requests the applicable authorities in the Prana Territories to record this Agreement. Prana hereby authorizes and consents to the Secured Party filing, at the expense of Prana, a copy this Agreement with the United States Patent and Trademark Office (the "PTO").In addition, Prana hereby agrees that it shall so record this Agreement in the Prana Territories and provide to the Secured Party written evidence of such recordation. If Prana fails to do so within ninety (90) days after the execution hereof, PNG shall have the right to so record this Agreement at Prana's expense.

      3. Covenants and Warranties. Prana represents, warrants, covenants and agrees as follows:

            a. Performance of this Agreement does not conflict with or result in a breach of any other written agreement to which Prana is bound, except for such conflicts or breaches that would not result in a material impairment of the ability of Prana to perform its obligations hereunder or to grant the security interest provided for hereunder, a material impairment of the rights of or remedies available to the Secured Party hereunder, or a material adverse effect on the Collateral or the security interest in favor of the Secured Party in the Collateral or the priority thereof.

            b. During the term of this Agreement, Prana will not transfer, sell, assign, encumber, mortgage, license, sublicense, grant rights to prosecute and enforce and covenants not to sue

Execution Version

and otherwise grant rights in and to and otherwise encumber in any kind or nature any interest in the Collateral except as otherwise permitted under
Section 2.6 of the Patent Assignment Agreement.

            C. This Agreement creates, in favor of the Secured Party, a valid and perfected security interest in the Collateral in the Prana Territories, securing the performance of the Obligations upon making the appropriate filings with the appropriate authorities with respect to the Collateral. Such security interest is of a first priority.

      4. Further Assurances. On a continuing basis and from time to time, as additional Assigned Patent Rights become subject to this Agreement as a result of the addition of additional territories in accordance with Section 2.2 of the Patent Assignment Agreement, at the Secured Party's request, Prana will, subject to any prior licenses, encumbrances and restrictions and Third Party Rights, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the Prana Territories, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the PTO and other applicable authorities, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Secured Party's security interest in the Collateral, or for assuring and confirming to the Secured Party the grant or perfection or priority of a security interest in the Collateral. Prana will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Secured Party may reasonably request, all in reasonable detail.

      5. Events of Default. The parties confirm and acknowledge that this Agreement is subject to the provisions of Section 10 of the Patent Assignment Agreement regarding binding arbitration. An Event of Default under this Agreement shall mean that both of the following events have occurred: (i) the failure to perform or observe any of the Obligations, which failure remains uncured for thirty (30) days following written notice of such failure, and (ii) if Prana disputes whether a failure to perform or observe any of the Obligations has occurred and institutes a dispute resolution procedure in accordance with
Section 10 of the Patent Assignment Agreement prior to the end of the foregoing thirty (30)-day period, the completion of any dispute resolution procedure pursuant to such Section 10 with a determination by the arbitrators that such a failure has occurred; provided that the institution of such procedures shall not in any manner extend the foregoing thirty (30)-day cure period.

      6. Remedies. Upon the occurrence of an Event of Default, subject to the provisions of Section 1(d) of this Agreement, the Secured Party shall have all rights and remedies available to it under applicable law, including under the Uniform Commercial Code as in effect from time to time in the State of New York. Notwithstanding anything contained herein to the contrary, in the event an Event of Default occurs due to the failure of Prana to make payments pursuant to
Article 3 of the Patent Assignment Agreement, the remedies available to the Secured Party hereunder shall occur only with respect to the Collateral in those territories in which the events triggering Prana's payment obligations under such Article 3 arise and in which Prana's failure to make such payments results in an Event of Default. This Agreement terminates upon the satisfaction and payment in full of the Obligations.

      7. Expenses. In the event of an occurrence of an Event of Default, Prana agrees to pay, on demand, all of the Secured Party's out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the enforcement of this Agreement and the rights and remedies in connection herewith including, without limitation, all reasonable attorneys' fees and disbursements, and all reasonable costs incurred by Secured Party in connection with the enforcement of

Execution Version

any such rights or remedies in connection with any proceeding commenced by or against Prana under Title 11 of the U.S. Code or any similar law in any other country.

      8. Cumulative Remedies: No Deficiency. Subject to the provisions of Sections 5 and 6 of this Agreement, Prana hereby acknowledges and affirms that the rights and remedies with respect to the Collateral, whether established hereby or by the Patent Assignment Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently, provided, however, upon the Secured Party's exercise of its remedies under either Section 6 of this Agreement or Section 2.4 of the Patent Assignment Agreement, any further claims or recourse against Prana, including, without limitation, any deficiency claim, with respect to any Obligations as to which such remedies have been exercised shall be subject to the limitations set forth in Section 11.1 of the Patent Assignment Agreement.

      9. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

      10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Prana and the Secured Party.

      11. Choice Of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. SUBJECT TO THE PROVISIONS OF SECTION 5 OF THIS AGREEMENT REGARDING BINDING ARBITRATION, THE PARTIES AGREE THAT THE SECURED PARTY MAY BRING AN ACTION TO ENFORCE ANY ARBITRATION AWARD IN THE NEW YORK STATE COURTS AND THE UNITED STATES FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES HERETO HEREBY CONSENT TO THE NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS.

      12. Conflict. To the extent of any conflict between the provisions of this Agreement and the provisions of the Patent Assignment Agreement, the provisions of the Patent Assignment Agreement shall govern and control.

      13. Confidentiality. The confidentiality obligations set forth in Section 1 of the Settlement Agreement are incorporated herein in their entirety.

                            [Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the parties have caused the Agreement to be duly executed as of the date written above.

                                        PRANA BIOTECHNOLOGY LIMITED


                                        By: /s/ Geoffrey Kempler
                                           --------------------------------
                                           Name: Geoffrey Kempler
                                           Title: Executive Chairman
                                           Date: July 28, 2004

                                        P.N. GEROLYMATOS S.A.


                                        By: /s/ P. Gerolymatos
                                           --------------------------------
                                           Name: P. Gerolymatos
                                           Title: President & Managing Director
                                           Date: July 28, 2004

              [Signature Page to Patent Rights Security Agreement]

Execution Version

                                   Exhibit "A"
                            attached to that certain
              Patent Rights Security Agreement dated July 28, 2004.

                             Assigned Patent Rights

--------------------------------------------------------------------------------
         Country                  Application No.             Patent No.
--------------------------------------------------------------------------------
          Japan                    1998-509541
--------------------------------------------------------------------------------
          Japan                    2000-507371
--------------------------------------------------------------------------------
           USA                     09/485,909                 6,670,369
--------------------------------------------------------------------------------
          Japan                    2000-592001
--------------------------------------------------------------------------------
           USA                     10/098,922
--------------------------------------------------------------------------------
           USA                     09/023,544                 6,001,852
--------------------------------------------------------------------------------
           USA                     09/023,543                 5,980,914
--------------------------------------------------------------------------------
           USA                     09/023,542                 5,994,323
--------------------------------------------------------------------------------
           USA                     10/7 17,182
--------------------------------------------------------------------------------

Execution Version

                              DERIVATIVES AGREEMENT

      This Derivatives Agreement (this "Agreement") is entered into effective as of July 28, 2004 ("Effective Date"), by and among P.N. Gerolymatos S.A., a corporation organized under the laws of Greece ("PNG") and Prana Biotechnology Limited, a corporation organized under the laws of Australia ("Prana").

                                   WITNESSETH

      WHEREAS, Prana obtained a license under certain patents from MGH covering certain pharmaceutical compositions and uses of CQ (as hereinafter defined) to treat and prevent specified diseases;

      WHEREAS, PNG is the patentee of certain patents covering certain pharmaceutical compositions and uses of CQ and PQ (as hereinafter defined) to treat and prevent specified diseases;

      WHEREAS, Prana, MGH and certain individuals, filed suit in the United States against PNG and Panayotis N. Gerolymatos to correct inventorship under certain of such patents;

      WHEREAS, PNG filed several counterclaims in response to such suit, and thereafter filed suit against Prana in Greece;

      WHEREAS, PNG and Prana are also engaged in certain patent oppositions with respect to each other's patents;

      WHEREAS, PNG and Prana desire to and have agreed to settle finally their disputes as contemplated in the Patent Assignment and Settlement Agreement, of even date herewith, entered into by the parties hereto (the "Patent Assignment Agreement"); and

      WHEREAS, PNG and Prana desire to enter into this Agreement to provide PNG with additional compensation with respect to the Patent Assignment Agreement.

                                 NOW, THEREFORE:

in view of the foregoing premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties hereto agree as follows.

1.    DEFINITIONS

      1.1 Affiliate means any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.1,"control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of

Execution Version

such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

      1.2 Clioquinol or CQ means 5-Chloro-7-iodo-8-quinolinol.

      1.3 Derivative means the metal protein attenuating compounds other than CQ or PQ that are claimed in the patent applications listed in Schedule 1.4.
Schedule 1.4 will be updated from time to time by the Parties to include any future patent applications filed within eight (8) years after the Effective Date that claim additional metal protein attenuating compounds invented by Prana directed to related chemical structural derivatives of CQ or PQ for the treatment of Alzheimer's Disease and Parkinson's Disease.

      1.4 Derivative Milestone Payment means a payment from one or more third parties in the form of a milestone payment (including any up-front or cash-down payment) associated specifically with the development of a Derivative.

      1.5 Income means (a) royalties and other income received by Prana from licensees and sublicensees as a result of such licensees' and sublicensees' sale of Derivatives; and (b) income (net income prior to taxes) earned by Prana from the sale of Derivatives by Prana.

      1.6 Party means PNG or Prana; Parties means PNG and Prana.

      1.7 Patent Right means any patent or patent application and all substitutions, renewals, divisionals, continuations, continuations-in-part (with respect to the applications set forth on Schedule 1.4 to the extent any such continuation-in-part was filed within eight (8) years after the Effective Date) resulting patents, reissues, reexaminations, extensions, and refilings thereof.

      1.8 Phanquinone or means 4,7-Phenanthroline-5,6-dione.

2.    DERIVATIVES

      2.1 No Obligation. Prana is not obligated to research, develop, manufacture, commercialize or otherwise invest in any compound or any derivatives of CQ or PQ, including the Derivatives.

      2.2 Right to Review. PNG shall have the right to review any third party agreement entered into by Prana granting a license of rights to Derivatives prior to Prana signing such an agreement, subject to written obligations of confidentiality and non-use that are consistent with those contained in this Agreement. The final decision on the license terms and conditions (in accordance with the foregoing), timing and the licensee remains solely at Prana's discretion. Upon execution of each license agreement or any amendment thereto, Prana shall provide PNG with a copy of such executed agreement and any amendment thereto.

Execution Version

3.    FINANCIAL PROVISIONS

      3.1 Milestone Payments.

            (a) In the event that Prana receives Derivative Milestone Payments, Prana shall pay to PNG two percent (2%) of Derivative Milestone Payments received by Prana.

            (b) Milestone Payments Payable Only Once. For purposes of clarity, the milestone obligations pursuant to this Section 3.1 are not to duplicate the milestone obligations of the Patent Assignment Agreement, and, in all cases, the maximum milestone obligations associated with the development of Derivatives is two percent (2%).

      3.2 Royalty Payments.

            (a) Prana. Prana shall pay to PNG a royalty of two percent (2%) on all Income.

            (b) Length of Royalty Payments. The royalties payable under subsection (a) shall be paid until the expiration of all Patent Rights listed on Schedule 1.4 (as updated pursuant hereto) that cover such Derivative.

            (c) Royalties Payable Only Once. The obligation to pay royalties pursuant to this subsection (c) is imposed only once with respect to the same unit of a Derivative. Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable under this Agreement. For purposes of clarity, the royalty obligations pursuant to this Section 3.2 are not to duplicate the royalty obligations of the Patent Assignment Agreement, and, in all cases, the maximum royalty obligations associated with the development of Derivatives is two percent (2%).

            (d) Reports and Accounting.

                  (i) Reports: Royalty Payments. Prana shall deliver to PNG, within sixty (60) days after the end of each calendar quarter with respect to royalties payable pursuant to
                        Section 3.2 or within thirty (30) days after receipt of Derivative Milestone Payments pursuant to Section 3.1, as applicable, reasonably detailed written accountings of Income of the Derivatives or milestone payments, as applicable, that are subject to payments due to PNG for such calendar quarter or reasonably detailed written description of the facts and circumstances related to any milestone payment. Such royalty reports shall indicate gross Income and the resulting calculation of royalties. When Prana delivers such accountings to PNG, Prana shall also deliver all royalty payments due under
                        Section 3.2 and milestone payments due under Section 3.1, as applicable, to PNG for the relevant period. With respect to sales of Derivatives invoiced in United States Dollars, the sales and royalties payable shall be expressed in United States Dollars. With respect to

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Execution Version

                        Income of the Derivatives invoiced in a currency other than United States Dollars, the royalties payable shall be expressed in their United States Dollar equivalent, calculated using the applicable conversion rates for buying United States dollars published by The Wall Street Journal (NY edition) on the last business day of the calendar quarter to which the royalty report relates. Prana shall pay milestone payments in United States dollars.

                  (ii) Audits. Prana shall keep complete and accurate records of the latest three (3) years of Income to which royalties attach and activities to which milestone payments attach. For the sole purpose of verifying royalties or milestone payments payable to PNG, PNG shall have the right annually at its own expense (except as provided herein) to retain an independent certified public accountant selected by PNG and reasonably acceptable to Prana, to review such records in the location(s) where such records are maintained by Prana, upon reasonable notice and during regular business hours and under obligations of confidence. Results of such review shall be made available to both Parties. If the review reflects an underpayment of royalties or milestone payments to PNG, such underpayment shall be promptly remitted to PNG, together with interest calculated in the manner provided in Section 3.3, and the Parties shall share equally the reasonable cost of the review. If the underpayment is equal to or greater than five percent (5%) of the royalty and/or milestone amount that was otherwise due, Prana shall promptly remit the underpayment with applicable interest to PNG and pay all of the costs of such review. If the review reflects an overpayment of royalties or milestone payments to PNG, the amount of such overpayment is creditable against future royalties or milestone payments, as applicable, owed by Prana, to the extent applicable.

      3.3 Late Payments. Prana shall pay interest to PNG on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate of twelve percent (12%) per annum.

      3.4 Blocked Payments. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for Prana to transfer, or have transferred on its behalf, royalties or other payments to PNG, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of PNG in a recognized banking institution designated by PNG or, if none is designated by PNG within a period of thirty
(30) days, in a recognized banking institution selected by Prana as the case may be, and identified in a notice in writing given to such other Party.

      3.5 Taxes. Prana shall be responsible for its own taxes levied on Prana by tax authorities within any applicable territory, including all sales, use, value added, withholding tax respecting Prana's income or other taxes payable with respect of amounts due by Prana to PNG.

Execution Version

Any such taxes which Prana is required to pay or withhold on behalf of PNG shall be deducted from the amount of payment due, and Prana shall furnish PNG with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld.

4.    NON-COMPETITION

For a term of eight (8) years from the Effective Date, PNG will not directly, or indirectly through another on its behalf, research, develop, and/or commercialize alternative treatments for Alzheimer's disease and/or Parkinson's disease that might compete with any Derivative developed by Prana either alone, in any partnership or through any alliance, deal or agreement; provided that the foregoing prohibition shall not apply to PNG's commercialization or marketing of any such alternative treatments in the PNG Territories.

5.    NO WARRANTIES.

PRANA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE

6.    TERM.

This Agreement shall become effective as of the Effective Date and remain in effect until the expiration of all payment obligations set forth in Section 3 (the "Term"). The terms of Sections 3.1 and 3.2 (to the extent payment obligations remain outstanding), 3.2(d)(ii), 3.4, 3.5, 5, 6 and 7 (excluding 7.3) survive termination of this Agreement.

7.    GENERAL PROVISIONS

      7.1 Arbitration: Equitable Relief. The Parties agree to resolve all disputes under this Agreement in accordance with the arbitration provisions set forth in Section 2.4 of the Settlement Agreement, of even date herewith, entered into by the Parties, The General Hospital Corporation and certain individuals (the "Settlement Agreement"). Each Party acknowledges that a breach by it of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by such Party of any of the provisions contained in this Agreement shall cause the other Party irreparable injury and damage. By reason thereof, each Party acknowledges and agrees that the other Party shall be entitled in such cases in addition to, and not in lieu of, any other remedies it may have under this Agreement or otherwise, under the dispute resolution provisions set forth in Section 2.4 of the Settlement Agreement to preliminary and permanent injunctive relief and any other available equitable relief to prevent or curtail any breach of this Agreement by the other Party or specifically to enforce the performance of the other Party under this Agreement without the necessity of posting any bond or other security; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.


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Execution Version

      7.2 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of New York and the United States.

      7.3 Assignment. No Party may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the merger, sale or transfer of all or substantially all of the business and assets of a Party. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party. Any attempted assignment in violation of this section shall be null and void.

      7.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including, without limitation, the Derivatives Term Sheet, dated April 7, 2004, between the Parties. Any amendment or modification to this Agreement shall be made in writing signed by all Parties.

      7.5 Notices.

      Notices to Prana shall be addressed to:

      Prana Biotechnology Limited
      Level 2, 369 Royal Parade
      Parkville 3052, Victoria, Australia
      Attention: Chairman
      Facsimile No.: (61) 3 9349 0377

      with a copy to:

      Prana Biotechnology Limited
      Level 2, 369 Royal Parade
      Parkville 3052, Victoria, Australia
      Attention: Vice President, Intellectual Property
      Facsimile No: (61) 3 9349 0377

      Notices to PNG shall be addressed to:

      P.N. Gerolymatos S.A.
      13, Askliplou str.
      145 68 Kryoneri Athens, Greece
      Attention: Avraam Manouach
      Facsimile No.: (+30 - 210) 81 61 956

      with a copy to:

      Jones Day
      222 East 41st Street


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      New York, New York 10021 USA
      Attention: Adriane M. Antler, Esq., Ph.D.
      Facsimile No: (212) 755-7306

Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission and confirmed by regular mail, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

      7.6 Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for Prana or PNG to act as agent for the others.

      7.7 Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

      7.8 No Implied Waivers; Rights Cumulative. No failure on the part of a Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

      7.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

      7.10 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      7.11 No Consequential Damages. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT OR FROM A PARTY'S BREACH OF SECTION 7.12 ("CONFIDENTIALITY"), NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS


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AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR
OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

      7.12 Confidentiality. The confidentiality obligations set forth in Section 1 of the Settlement Agreement are incorporated herein in their entirety.

                            [Signature Page Follows]


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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

P.N. GEROLYMATOS S.A.                   PRANA BIOTECHNOLOGY LIMITED


By: /s/ P. Gerolymatos                  By: /s/ Geoffrey Kempler
   ---------------------------------       --------------------------------
Name: P. Gerolymatos                    Name: Geoffrey Kempler
     -------------------------------         ------------------------------
Title: President & Managing Director    Title: Executive Chairman
      ------------------------------          -----------------------------
Date: July 28, 2004                     Date: July 28, 2004

                    [Signature Page to Derivatives Agreement]

Execution Version

                                  Schedule 1.4

                         Derivative Patent Applications

1.    Title: "8-Hydroxyquinoline Derivatives"
      International Patent Application No. PCT/AUO3/00914
      International Filing Date: 16 July 2003

2.    Title: "Neurologically-Active Compounds"
      International Patent Application No. PCT/AUO3/01303
      International Filing Date: 3 October 2003.

3.    Title: "Compound V"
      Australian Provisional Patent Application No. 2003905462
      Filing Date: 7 October 2003

4.    Title: "Compound VI"
      Australian Provisional Patent Application No. 2003905936
      Filing Date: 7 October 2003